________________________________________________________________________________

                              DATASCENSION, INC.
                   EMPLOYMENT AGREEMENT WITH DAVID S. KINCER
________________________________________________________________________________

                                TABLE OF CONTENTS


  1. Employment
  2. Performance of Duties
  3. Compensation
    (a) Base Salary
    (b) Initial Restricted Stock Award
    (c) Initial Option Award
    (d) Subsequent Restricted Stock Option Award
    (f) Employee Benefits, Fringe Benefits and Perquisites
    (g) Change In Control
    (h) Expense Reimbursement
    (i) Stock Splits
    (j) Spin Offs
    (k) Stock Award and Options Datascension International, Inc
  4. Indemnification
  5. Termination of Employment
    (a) Death
    (b) Termination for Cause or Voluntary Resignation
    (c) Termination Without Cause
    (d) Constructive Discharge
    (e) Termination Due to Employment Order
    (f) Non-renewal of Agreement by the Company
    (g) No Mitigation; No Offset
    (h) Nature of Payments
    (i) Effect of Termination on Other Positions
    (j) Benefit Plans
    (k) Other Severance Arrangements
    (l) Return of Company Property
    (m) Adverse Actions
    (n) Mutual Nondisparagement
    (o) Loans to Company
    (p) Personal Guarantees
  6. Confidential Information
  7. Nonsolicitation
  8. Noncompetition
  9. Equitable Remedies
  10. Assistance with Claims
  11. Assignability, Binding Nature
  12. Amendment
  13. Applicable Law
  14. Severability
  15. Waiver of Breach
  16. Compliance with Law
  17. Notices
  18. Executive's Representations
  19. Company's Representations
  20. Survivorship
  21. Entire Agreement
  22. Counterparts

EXHIBIT A
STOCK COMPENSATION PLAN
  I. GENERAL PROVISIONS
    1.01 PURPOSE
    1.02 PARTICIPANTS
    1.03 DEFINITIONS
    1.04 ADMINISTRATION
    1.05 STOCK
  II. STOCK OPTIONS
    2.01 GRANT OF OPTIONS
    2.02 INCENTIVE STOCK OPTIONS
    2.03 OPTION PRICE
    2.04 PAYMENT FOR OPTION SHARES
    2.05 ACCELERATION
  III. RESTRICTED STOCK AWARDS AND UNITS
    3.01 TERMS OF RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS
    3.02 TRANSFERABILITY
    3.03 OTHER RESTRICTIONS
    3.04 CERTIFICATE LEGEND
    3.05 REMOVAL OF RESTRICTIONS
    3.06 VOTING AND DIVIDEND RIGHTS
  IV. PERFORMANCE AWARDS
    4.01 PERFORMANCE AWARDS
  V. TERMINATION OF EMPLOYMENT AND SERVICES
    5.01. OPTIONS
    5.02 RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS
    5.03 PERFORMANCE AWARDS
    5.04 OTHER PROVISIONS
  VI. ADJUSTMENTS AND CHANGE IN CONTROL
    6.01 ADJUSTMENTS
    6.02 CHANGE IN CONTROL
    6.03 MERGER
  VII. MISCELLANEOUS
    7.01 PARTIAL EXERCISE/FRACTIONAL SHARES
    7.02 RULE 16B-3 REQUIREMENTS
    7.03 RIGHTS PRIOR TO ISSUANCE OF SHARES
    7.04 NON-ASSIGNABILITY
    7.05 SECURITIES LAWS
    7.06 WITHHOLDING AND TAXES
    7.07 TERMINATION AND AMENDMENT
    7.08 EFFECT ON EMPLOYMENT OR SERVICES
    7.09 USE OF PROCEEDS
    7.10 APPROVAL OF PLAN
    7.11 GOVERNING LAW

EXHIBIT B
RESTRICTED STOCK AWARD AGREEMENT
  1. GRANT OF RESTRICTED STOCK AWARD
  2. RESTRICTIONS ON TRANSFER OF SHARES SUBJECT TO AWARD
  3. NON-ASSIGNABILITY OF AWARD
  4. ADJUSTMENTS
  5. RIGHTS AS SHAREHOLDER
  6. WITHHOLDING
  7. NOTICES
  8. GOVERNING LAW
  9. PROVISIONS OF PLAN CONTROLLING

EXHIBIT C
NONQUALIFIED STOCK OPTION AGREEMENT
  1. EXERCISE PRICE
  2. OPTION EXERCISE
    (a) Vesting
    (b) Notice
    (c) Payment Terms
  3. TERMINATION OF EMPLOYMENT
  4. OPTIONEE'S AGREEMENT
  5. WITHHOLDING
  6. RIGHTS AS SHAREHOLDER
  7. NON-TRANSFERABILITY OF OPTION
  8. ADJUSTMENTS
  9. NO RIGHT TO EMPLOYMENT
  10. AMENDMENT AND TERMINATION OF OPTION
  11. NOTICES
  12. APPLICABLE LAW
  NOTICE OF EXERCISE
  SCHEDULE A
  VESTING SCHEDULE*

EXHIBIT D
MANAGEMENT INCENTIVE PLAN
I.     PURPOSE:
II.    ELIGIBILITY:
III.     PERFORMANCE  MEASUREMENT FACTORS:
IV.    AWARD LIMITATIONS:
V.     AWARD PAYMENTS:
VI.    ADDITIONAL PROVISIONS:
VII.     DISCRETIONARY GUIDELINES:

EXHIBIT E
CHANGE IN CONTROL AGREEMENT

EXHIBIT F
INDEMNIFICATION AGREEMENT
  1. Definitions
  2. Services by Director
  3. Indemnification
  4. Expenses
  5. Right of the Director to Bring Suit
  6. Assumption of Claim
  7. Establishment of Trust
  8. Non-Exclusivity of Rights
  9. Settlement
  10. Notice of Claim
  11. Severability
  12. Choice of Law
  13. Successors and Assigns
  14. Amendment

EXHIBIT G
DATASCENSION INTERNATIONAL STOCK COMPENSATION PLAN
  I. GENERAL PROVISIONS
    1.01 PURPOSE
    1.02 STOCK
    1.03 Restricted Stock Award
  II. RESTRICTED STOCK AWARDS AND UNITS
    2.01 TERMS OF RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS
    2.02 OTHER RESTRICTIONS
    2.03 CERTIFICATE LEGEND
    2.04 REMOVAL OF RESTRICTIONS
  III. ADJUSTMENTS AND CHANGE IN CONTROL
    3.01 ADJUSTMENTS
    3.02 CHANGE IN CONTROL
  IV. MISCELLANEOUS
    4.01 PARTIAL EXERCISE/FRACTIONAL SHARES
    4.02 RULE 16B-3 REQUIREMENTS
    4.03 RIGHTS PRIOR TO ISSUANCE OF SHARES
    4.04 NON-ASSIGNABILITY
    4.05 SECURITIES LAWS
    4.06 WITHHOLDING AND TAXES
    4.07 TERMINATION AND AMENDMENT
    4.08 EFFECT ON EMPLOYMENT OR SERVICES
    4.09 USE OF PROCEEDS
    4.10 APPROVAL OF PLAN
    4.11 GOVERNING LAW

EXHIBIT H
RESTRICTED STOCK AWARD AGREEMENT
  1. GRANT OF RESTRICTED STOCK AWARD
  2. RESTRICTIONS ON TRANSFER OF SHARES SUBJECT TO AWARD
  3. NON-ASSIGNABILITY OF AWARD
  4. ADJUSTMENTS
  5. RIGHTS AS SHAREHOLDER
  6. WITHHOLDING
  7. NOTICES
  8. GOVERNING LAW
  9. PROVISIONS OF PLAN CONTROLLING

                        EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made and entered into as of November 1, 2004 and shall be effective as of January 1, 2004, by and between David S. Kincer (the "Executive") and Datascension Inc. f/k/a Nutek Inc, a Nevada corporation (the "Company"),

                                WITNESSETH THAT:

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company's shareholders to encourage the continued executive leadership of the Employee; and

      WHEREAS, the Board of Directors has determined that it is in the best interests of the shareholders to bring the contractual employment arrangements of the Employee and the Board of Directors into greater conformity; and

     WHEREAS, the employee is willing for his current employment agreement with the Company to terminate simultaneously with the commencement of the term of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties agree to enter into this Agreement and to agree with each other as follows:

         1. Employment. Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as its Chief Operating Officer of Datascension, Inc and President of Datascension International, Inc (a wholly owned subsidiary) during the Agreement Term (as defined below), with such authority, power, responsibilities and duties customarily exercised by a person holding such positions in a company of the size and nature of the Company. Executive shall hold the titles of Chief Operating Officer and Director of Datascension Inc., and Chairman, and President of Datascension International Inc. (the "Company"). In his positions with the Company, the Executive shall only report directly to the Board of Directors of the Company (the "Board"). This contract shall take effect on January 1, 2004 (the "Effective Date"). The "Agreement Term" shall be the period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date; provided, however, the Agreement Term will be automatically extended by twelve months on the first anniversary of the Effective Date and on each anniversary thereof, unless one party to this Agreement provides written notice of non-renewal to the other party within 30 days prior to the date of such automatic extension.

          2. Performance of Duties. The Executive agrees that during his employment with the Company, he shall devote his full business time, energies and talents to serving in the positions described in Section 1 and that he shall perform his duties faithfully and efficiently subject to the directions of the Board. Notwithstanding the foregoing provisions of this Section 2, the Executive may (i) serve as a director, trustee or officer or otherwise participate in not-for-profit educational, welfare, social, religious and civic organizations; (ii) serve as a director of any for-profit business, with the prior consent of the Board (which consent shall not be unreasonably withheld); and (iii) acquire passive investment interests in one or more entities, to the extent that such other activities do not inhibit or interfere with the performance of the Executive's duties under this Agreement, or to the knowledge of the Executive conflict in any material way with the business or policies of the Company or any subsidiary or affiliate thereof.

          3. Compensation. Subject to the terms of this Agreement, during the Agreement Term, while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

         (a) Base Salary. The Executive shall receive an annual base salary of $150,000 payable in monthly or more frequent installments in accordance with the Company's payroll policies (such annual base salary as adjusted pursuant to this Section 3(a) shall hereinafter be referred to as "Base Salary"). The Executive's Base Salary shall be reviewed, and may be increased but not decreased, annually, by the Board pursuant to its normal performance review policies for senior executives, with the first such review occurring not later than December 2004.

Should the Company for any reason be unable to pay the Executive monthly or more frequent installments in accordance with the Company's payroll policies, the Executive may elect either of the following alternatives, or a combination thereof;

           (i) Executive may elect to treat the unpaid compensation as a loan payable on demand that accrues an annual interest of ten (10) percent,

           (ii) Executive may elect to receive common stock of the Company issued under an S-8 registration statement which will provide the Executive common stock at fair market value based on the average closing price for the five (5) trading days preceding the request for issuance of stock for the effective pay period. Executive may also elect to receive common stock of the Company issued under an S-8 registration statement which will provide the Executive common stock at fair market value based on the average closing price of the five (5) trading days preceding the request for issuance of stock for the loan payable on demand pursuant to subsection 3(a)(i).

         (b) Initial Restricted Stock Award. The Company shall make an initial signing award to the Executive as of the Effective Date of 100,000 restricted shares of the Company's common stock under and subject to the terms and conditions of the Stock Compensation Plan (the "Stock Plan"), a copy of which is attached hereto as Exhibit A. The Executive shall vest in 50% of such shares on the 90th day following the Effective Date and 50% on the six month anniversary of the Effective Date. The foregoing award of restricted stock shall be evidenced by a restricted stock award agreement, which is attached hereto as Exhibit B and made a part of this Agreement.

         (c) Initial Option Award. The Company shall make an award to the Executive under the Stock Plan within 90 days of the Effective Date of a nonqualified option to purchase 540,000 shares of the Company's common stock at a per share price equal to the fair market value of the common stock on the grant date (which will be the Effective Date) and an exercise period equal to five (5) years (the "Initial Option"), subject to the following:

(i) For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") shareholders of the Company voted and approved the Board of Directors to provide the Executives with new employment packages at the annual meeting.

(ii) Subject to the foregoing subsection 3(c)(i), the Initial Option shall vest and become exercisable based upon the Company's performance, in accordance with the option vesting formula utilized for other Company executives under the Stock Plan as provided in the Executive's stock option agreement.

(iii) The foregoing award of the Initial Option shall be evidenced by a stock option agreement which is attached hereto as Exhibit C and made a part of this Agreement.

         (d) Subsequent Restricted Stock Option Award. The Company shall make an additional award to the Executive of restricted shares of the Company's common stock under and subject to the terms and conditions of the Stock Compensation Plan (the "Stock Plan") as follows:

(i) The Company shall make an award to the Executive as on the Effective Date of a spin off the Datascension International, Inc subsidiary of 50,000 restricted shares of the Company's common stock under and subject to the terms and conditions of the Stock Compensation Plan (the "Stock Plan"), a copy of which is attached hereto as Exhibit A.

(ii) The Company shall make a further award to the Executive as on the Effective Date of the spin off subsidiary trading on a recognized exchange of 100,000 restricted shares of the Company's common stock or 50,000 restricted shares of the Company's common stock if traded on the OTCBB (Over the Counter Bulletin Board), under and subject to the terms and conditions of the Stock Compensation Plan (the "Stock Plan"), a copy of which is attached hereto as Exhibit A.

The foregoing awards of restricted stock shall be evidenced by a restricted stock award agreement, which is attached hereto as Exhibit B and made a part of this Agreement.

          (e) Annual Incentive Payments. The Executive shall be eligible to receive an annual incentive payment (the "Incentive Payment") as determined in accordance with the Company's Management Incentive Plan or any successor thereto (the "Incentive Plan"), a copy of which is attached hereto as Exhibit
D. The Executive's target Incentive Payment for 2005 shall be 30% of his salary range for such year, such target percentage for 2006 to be reviewed by the Board not later than January 2006.

         (f) Employee Benefits, Fringe Benefits and Perquisites. The Executive shall be provided with employee benefits, fringe benefits and perquisites on a basis no less favorable than such benefits and perquisites are provided by the Company from time to time to the Company's other senior executives, including, but not limited to, five weeks vacation and health, vision and dental insurance. Notwithstanding any provision contained herein, at the time that the Executive is eligible to participate in the Company's group health plan; neither he nor any of his dependents will be subject to any pre-existing condition provision contained in such plan.

         (g) Change In Control. Upon the execution of this Agreement, the Executive and the Company shall also execute a Change in Control Agreement which is attached hereto as Exhibit E (the "Change in Control Agreement") and made a part of this Agreement.

         (h) Expense Reimbursement. The Company will reimburse the Executive for all reasonable expenses incurred by him in the performance of his duties in accordance with the Company's policies applicable to senior executives. Any expenses not reimbursed within 30 calendar days of submission will be treated similar to unpaid compensation as discussed in subsection 3(a)(i) at the option of the Executive.

          (i) Stock Splits. Any amounts to be issued in stock under this Agreement will be adjusted for any stock splits unless issuance has already been made to Executive.

         (j) Spin Offs. In the event a subsidiary company is spun off and the Executive is employed in the subsidiary on a full time basis, compensation will then be paid by the subsidiary and not the parent. A new compensation agreement will be executed for the Executive with the subsidiary, derived by its Board of Directors with terms not to be less than those currently effective. This agreement will then immediately terminate under the conditions in subsection 5 (b).

In the event a subsidiary company is spun off and the executive is not employed in the subsidiary, the Executive will be entitled to participate in an option plan of that subsidiary that will be constructed prior to the completion of the spin off in the same percentage ratios as those used for the Executive in the parent company option plans.

       (k) Stock Award and Options Datascension International, Inc. The Company shall make an award and grant options to the Executive as of November 1, 2004 of 137,400 restricted shares of the Datascension International's common stock under and subject to the terms and conditions of the Datascension International Stock Compensation Plan (the "Stock Plan"), a copy of which is attached hereto as Exhibit G. The Executive shall vest in 50% of such shares on the 90th day following the Issue Date, 75% on the six month anniversary of the Issue Date and 100% on the twelve month anniversary of the Issue Date. The foregoing award of restricted stock shall be evidenced by a restricted stock award agreement, which is attached hereto as Exhibit H and made a part of this Agreement.

          4. Indemnification. Upon the execution of this Agreement, the Executive and the Company shall also execute an Indemnification Agreement, which is attached hereto as Exhibit F and made a part of this Agreement.

         5. Termination of Employment. Upon termination of the Executive's employment for any reason, the Executive or, in the event of death, the Executive's estate shall be entitled to the Executive's Base Salary pro rated through the date of termination. Any annual Incentive Payment earned by the Executive for a prior award period, but not yet paid to the Executive, and any employee benefits to which the Executive is entitled by reason of his employment shall be paid to the Executive or his estate at such time as is provided by the terms of the applicable Company plan or policy. If the Executive's employment is terminated during the Agreement Term, the Executive's right to additional payments and benefits under this Agreement for periods after his date of termination shall be determined in accordance with the following provisions of this Section 5.

         (a) Death. If Executive's employment is terminated by reason of his death, the Executive's spouse and eligible dependents, shall be eligible for continued participation in all medical, dental, vision and hospitalization insurance plans in which they were participating at the time of the Executive's death for 18 months after the Executive's date of death, which shall run concurrently with their COBRA rights. For the 18-month period described in this
Section 5(a), the Executive's spouse and eligible dependents shall pay no portion of the premium or cost for such coverage.

         (b) Termination for Cause or Voluntary Resignation. If the Executive's employment is terminated by the Company for Cause or if the Executive voluntarily resigns from the employ of the Company, other than pursuant to a Constructive Discharge (as described in paragraph (d) of this Section 5), all payments and benefits to which the Executive would otherwise be entitled under this Agreement shall immediately cease, except as otherwise specifically provided above in this Section 5 with respect to his pro rated Base Salary through the date of termination, his annual Incentive Payment, if any, earned for a prior award period and his previously earned employee benefits. For purposes of this Agreement, the term "Cause" shall mean:

(i) the Executive is convicted of (i) a felony or (ii) any crime involving moral turpitude resulting in reputational harm causing material injury to the Company; or

(ii) a reasonable determination by a majority vote of directors at a meeting at which a quorum was present, that, in carrying out his duties, the Executive has engaged in gross neglect or gross misconduct, resulting in economic harm to the Company;

(iii)    theft or embezzlement from the Company or any subsidiary; or

(iv) repeated violations of material Company policies, as may be adopted by the Board from time to time, provided that the Company has given the Executive written notice of each such violation and the Executive fails to cure or is unable to cure each such violation within 10 days after such respective notice.

         (c) Termination Without Cause. If the Company terminates the Executive without Cause:

(i) The Executive shall be entitled to a lump sum payment, within 60 days following termination of his employment, of (A) two times his then current Base Salary, plus (B) two times the average annual Incentive Bonus paid to or earned by the Executive (whichever is larger) during the three previous fiscal years during the Agreement Term or, if there have not been three previous fiscal years during the Agreement Term, such fewer number of fiscal years as shall have occurred during the Agreement Term;

(ii) The Executive and his eligible dependents shall be entitled to continued participation, at no cost to the Executive or his eligible dependents, in all medical, dental, vision and hospitalization insurance coverage, until the earlier of 18 months following termination of employment or the date on which he receives equivalent coverage and benefits from a subsequent employer. The time period described in this Section 5(c)(ii) shall run concurrently with the COBRA rights of the Executive and his eligible dependents.

(iii) All outstanding unvested stock options granted to the Executive prior to his termination of employment shall vest, become immediately exercisable and shall expire, if not exercised, at the earlier of the third anniversary of such termination of employment or the "expiration date" set forth in the applicable stock option agreement.

(iv) All outstanding unvested restricted shares of the Company's stock awarded to the Executive prior to his termination of employment shall vest immediately upon the Executive's termination of employment.

         (d) Constructive Discharge. A Constructive Discharge by the Company shall be treated for all purposes of this Agreement as a termination by the Company without Cause. If (x) the Executive provides written notice to the Company of the occurrence of Good Reason (as defined below) within a reasonable time after the Executive has knowledge of the circumstances constituting Good Reason, which notice shall specifically identify the circumstances which the Executive believes constitute Good Reason; (y) the Company fails to correct the circumstances within 30 days after such notice; and (z) the Executive resigns within ninety days after the date of delivery of the notice referred to in clause (x) above, then the Executive shall be considered to have been subject to a Constructive Discharge by the Company. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent (and except in consequence of a prior termination of the Executive's employment), the occurrence of any of the following circumstances:

(i) A reduction by the Company in the Executive's Base Salary to an amount that is less than required under Section 3(a).

(ii) The failure of the Executive to be elected or reelected to any of the positions described in Section 1 or his removal from any such position.

(iii) A material diminution in the Executive's duties. In the event of a Change of Control (as defined in the Change in Control Agreement), the mere fact that the Company ceases to be publicly traded or is a subsidiary of another corporation shall not constitute Good Reason under this clause (iii).

(iv) A change in the Executive's reporting relationship such that the Executive no longer reports directly to the Board.

(v) A breach by the company of any of its material obligations to the Executive under this Agreement.

The Executive shall be entitled to severance compensation under sections 5 (c) and (d) based on the following formula:

           Employed 5 years or more, then 100% of 5(c)(i)
           Employed 4 years or more, but less than 5 years; then 75% of 5(c)(i) Employed 3 years or more, but less than 4 years; then 50% of 5(c)(i) Employed 2 years or more, but less than 3 years; then 25% of 5(c)(i) Employed 1 year or more, but less than 2 years; then 10% of 5(c)(i) Employed less than 1 year, only what is currently due

The terms of Sections 5 (c)(ii), (iii) and (iv) will not be affected by length of employment of Executive. Employment with Company will be defined as the period Executive has been employed by Company or its subsidiaries.

         (e) Termination Due to Employment Order. It shall be grounds for termination of this Agreement by the Company if the Executive is prohibited from substantially fulfilling his obligations under this Agreement as a result of an injunction or other order that (i) was obtained from a court of competent jurisdiction by any former employer of the Executive, and (ii) has been or will be in effect for a period of at least 60 days (an "Employment Order"). If the Company terminates the Executive due to an Employment Order:

(i) The Executive shall be entitled to a lump sum payment, within 60 days following termination of his employment, of (A) 0.5 times his then current Base Salary, plus (B) 0.5 times the average annual Incentive Bonus paid to or earned by the Executive (whichever is larger) during the three previous fiscal years during the Agreement Term or, if there have not been three previous fiscal years during the Agreement Term, such fewer number of fiscal years as shall have occurred during the Agreement Term;

(ii) The Executive and his eligible dependents shall be entitled to continued participation, at no cost to the Executive or his eligible dependents, in all medical, dental, vision and hospitalization insurance coverage, until the earlier of 18 months following termination of employment or the date on which he receives equivalent coverage and benefits from a subsequent employer. The time period described in this Section 5(e)(ii) shall run concurrently with the COBRA rights of the Executive and his eligible dependents.

(iii) One-eighth of all outstanding unvested stock options granted to the Executive prior to his termination of employment shall vest, become immediately exercisable and shall expire, if not exercised, at the earlier of the third anniversary of such termination of employment or the "expiration date" set forth in the applicable stock option agreement. The remaining one-half of such stock options shall terminate.

(iv) One-eighth of all outstanding unvested restricted shares of the Company's stock awarded to the Executive prior to his termination of employment shall vest immediately upon the Executive's termination of employment. The remaining one-half of such restricted shares shall be forfeited.

         (f) Non-renewal of Agreement by the Company. The normal expiration of this Agreement at the end of the Agreement Term shall be treated for all purposes of this Agreement as a termination by the Company without Cause, if:

(i) The Company provides written notice to the Executive of non-renewal of the Agreement Term in accordance with Section 1;

(ii) The Executive continues to serve the Company in accordance with this Agreement for the remainder of the Agreement Term; and

(iii) The Executive's employment with the Company is terminated after the expiration of this Agreement and prior to age 65 for any reason other than disability.

          (g) No Mitigation; No Offset. In the event of any termination of employment under this Section 5, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration received by the Executive from any subsequent employer, except as provided in Sections 5(c)(ii) or 5(e)(ii).

         (h) Nature of Payments. Any amounts due under this Section 5 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

         (i) Effect of Termination on Other Positions. If, on the date of termination of employment with the Company, the Executive is a member of the Board of Directors of the Company or any of the Company's direct subsidiaries, (a direct subsidiary shall be defined as any subsidiary in which the Company owns a majority interest) or holds any other position with the Company, or other direct subsidiaries of the Company, the Executive shall be deemed to have resigned from all such positions as of the date of his termination of employment with the Company. Executive agrees to execute such documents and take such other actions as the Company may request to reflect such resignation.

         (j) Benefit Plans. If, for any period during which the Executive is entitled to continued benefits under this Agreement, the Company reasonably determines that the Executive cannot participate in any benefit plan because he is not actively performing services for the Company, then, in lieu of providing benefits under any such plan, the Company shall provide comparable benefits or the cash equivalent of the cost thereof (after taking into account all tax consequences thereof to the Executive and the Executive's dependents as the case may be) to the Executive and, if applicable, the Executive's dependents through other arrangements.

           (k) Other Severance Arrangements. Except as may be otherwise specifically provided in the Change In Control Agreement, the Executive's rights under this Section 5 shall be in lieu of any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company or any subsidiary or any other similar arrangement of the Company or any subsidiary providing benefits upon involuntary termination of employment (including, without limitation, any executive management separation plan). In the event of a change in control as defined under the Change In Control Agreement, the benefits provided under the Change In Control Agreement shall be in lieu of any severance benefits that may be otherwise payable under this Agreement.

         (l) Return of Company Property. Upon termination of employment with the Company for any reason, the Executive shall promptly return to the Company any keys, credit cards, passes, confidential documents or material, or other property belonging to the Company, and the Executive shall also return all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing confidential information or relating to the business or proposed business of the Company or its subsidiaries or affiliates or containing any trade secrets relating to the Company or its subsidiaries or affiliates except any personal diaries, calendars, rolodexes or personal notes or correspondence. For purposes of the preceding sentence, the term "trade secrets" shall have the meaning ascribed to it under the Uniform Trade Secrets Act. The Executive agrees to represent in writing to the Company upon termination of employment that he has complied with the foregoing provisions of this Section 5(l).

         (m) Adverse Actions. Executive agrees that following his termination of employment with the Company for any reason until the second anniversary of such termination of employment without the prior written consent of the Company the Executive shall not, in any manner, solicit, request, advise or assist any other person or entity to (a) undertake any action that would be reasonably likely to, or is intended to, result in a Change in Control (as defined in the Change in Control Agreement), or (b) seek to control in any material manner the Board.

          (n) Mutual Nondisparagement. Each party agrees that, following the Executive's termination of employment; such party will not make any public statements, which materially disparage the other party. Notwithstanding the foregoing, nothing in this Section 5(n) shall prohibit any person from making truthful statements when required by order of a court or other governmental or regulatory body having jurisdiction.

         (o) Loans to Company. Company agrees that following the termination of employment, any and all loans outstanding on the books of the Company which are due to the Executive shall be reimbursed within 15 business days.

         (p) Personal Guarantees. Company agrees that following the termination of employment, any and all personal guarantees provided by Executive for the Company shall be removed or replaced by the Company within 15 business days.

          6. Confidential Information. The Executive agrees that, during his employment by the Company and at all times thereafter, he shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries or affiliates, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or during his consultation with the Company after his termination of employment, and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except in the good faith performance of his duties for the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

           7. Nonsolicitation. For the three year period following his termination of employment with the Company, the Executive shall not solicit any individual who is, on the date of his termination of employment, employed by the Company or its subsidiaries or affiliates to terminate or refrain from renewing or extending such employment or to become employed by or become a consultant to any other individual or entity other than the Company or its subsidiaries or affiliates, and the Executive shall not initiate discussion with any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity on behalf of the Executive's employer.

         8. Noncompetition. The Executive agrees that he will not engage in Competition (as defined below) while he is employed by the Company. In the event that the Executive engages in Competition within the three-year period immediately following the termination of his employment with the Company for any reason, (i) his Initial Option shall be immediately forfeited to the extent not previously exercised and (ii) he shall forfeit (or, in the case of prior payment to the Executive, shall repay together with interest at the Applicable Federal Rate, determined in accordance with Section 1274(d) of the Internal Revenue Code or any successor provision thereto) a pro rata portion of the severance payment provided for in Section 5(c)(i). Such pro rata portion shall be based upon (x) the number of days remaining between the first day on which the Executive engages in Competition and the third anniversary of his last day of employment by the Company, divided by (y) 1095. The Company's sole remedy for the breach of this Section following his termination of employment shall be as set forth in the preceding two sentences. The Executive shall be deemed to be engaging in "Competition" if he directly or indirectly, owns, manages, operates, controls or participates in the ownership, management, operation or control of or is connected as an officer, employee, partner, director, consultant or otherwise with, or has any financial interest in, any business engaged in the financial services business (a "Competing Business") in any state in which the Company or its subsidiaries or affiliates now or hereafter operate a commercial banking or other material financial services business which is a material part of such business and is in material competition with the business conducted by the Company at the time of the termination of his employment with the Company or its subsidiaries or affiliates. Notwithstanding the foregoing sentence, the Executive shall not be deemed to be engaging in Competition under the circumstances described in the foregoing sentence if the Executive (i) does not own or control the Competing Business, (ii) does not serve as a director or a consultant to the Competing Business, and (iii) does not have any management or operational responsibility for the Competing Business in any such state. Ownership for personal investment purposes only of less than 2% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

         9. Equitable Remedies. The Executive acknowledges that the Company would be irreparably injured by a violation of Section 5(m), 6 or 7 or the first sentence of Section 8 (Competition while employed by the Company) and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of Section 5(m), 6 or 7 or the first sentence of Section 8. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

         10. Assistance with Claims. Executive agrees that, consistent with the Executive's business and personal affairs, during and after his employment by the Company, he will assist the Company and its subsidiaries and affiliates in the defense of any claims, or potential claims that may be made or threatened to be made against any of them in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), and will assist the Company and its affiliates in the prosecution of any claims that may be made by the Company or any subsidiary or affiliate in any Proceeding, to the extent that such claims may relate to the Executive's employment or the period of Executive's employment by the Company. Executive agrees, unless precluded by law, to promptly inform the Company if Executive is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. Executive also agrees, unless precluded by law, to promptly inform the Company if Executive is asked to assist in any investigation (whether governmental or private) of the Company or any subsidiary or affiliate (or their actions), regardless of whether a lawsuit has then been filed against the Company or any subsidiary or affiliate with respect to such investigation. The Company agrees to reimburse Executive for all of Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses and any attorneys' fees and shall pay a reasonable per diem fee for Executive's services.

         11. Assignability, Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

         12. Amendment. This Agreement, including any Exhibit made a part hereof, may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof except that in the event of the Executive's disability so as to render him incapable of such action, his legal representative may be substituted for purposes of such amendment.

          13. Applicable Law. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Nevada, without regard to the conflict of law provisions of any state. Any action to enforce this Agreement shall be brought within the State of Nevada, in a court of competent jurisdiction.

          14. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

         15. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

          16. Compliance with Law. Notwithstanding any provision contained in this Agreement to the contrary, in the event a regulatory authority commences an appropriate proceeding, action or order challenging the payment to Executive of any benefit hereunder, or in the event any such payment hereunder is otherwise prohibited by law, such benefit payment shall be suspended until such time as the challenge is fully and finally resolved and the applicable regulatory authority does not object to the payments or until such payments are otherwise permitted by law. In the event that any challenge to the payments required by this Agreement is initiated by a regulatory authority or other person, the Company shall notify Executive of such challenge and shall promptly proceed to attempt to resolve such challenge in a manner that enables the Company to make to Executive all payments required hereunder.

         17. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice):

to the Company:
                           Datascension, Inc.
                           6330 McLeod Drive, Suite 1
                           Las Vegas, NV 89120
                           Attention:  General Counsel and Secretary

or to the Executive:
                           At the most recent address maintained
                           by the Company in its personnel records
Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt. Such notices, demands, claims and other communications shall be deemed given in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received.

          18. Executive's Representations. Executive hereby represents and warrants to the Company that (i) except to the extent previously disclosed to the Company in writing, the execution delivery and performance of this Agreement by Executive does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound; (ii) except to the extent previously disclosed to the Company in writing, Executive is not a party to or bound by an employment agreement, non-compete agreement or confidentiality agreement with any other person or entity which would interfere in any material respect with the performance of his duties hereunder; and (iii) Executive shall not use any confidential information or trade secrets in connection with the performance of his duties hereunder.

         19. Company's Representations. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement, that the Agreement has been duly authorized by all necessary corporate action, that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization or any applicable law or regulation and that this Agreement is enforceable in accordance with its terms.

         20. Survivorship. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

           21. Entire Agreement. Except as otherwise noted herein, this Agreement, including the Exhibits thereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof.

          22. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.


DAVID S. KINCER                       DATASCENSION, INC.

By:  /s/ David S. Kincer              By: /s/ Murray N. Conradie
-----------------------------------   -----------------------------------
Executive                             Murray N. Conradie, Director

                                      By: /s/ Joseph Harmon
                                      -----------------------------------
                                      Joseph Harmon, Director

                                      By: /s/ Jason F. Griffith
                                      -----------------------------------
                                      Jason F. Griffith, Director




                                   EXHIBIT A


                            STOCK COMPENSATION PLAN

                               DATASCENSION INC.
                            STOCK COMPENSATION PLAN

                           EFFECTIVE JANUARY 1, 2004

                             I. GENERAL PROVISIONS

         1.01 PURPOSE. The Plan, which was adopted by the Company's Board on the Effective Date, is intended to attract and retain highly competent, effective and loyal Employees and Non-Employee Directors so as to further the growth and profitable operation of the Company and its Affiliates by encouraging Employees and Non-Employee Directors of the Company and its Affiliates to acquire an ownership interest in the Company through Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards, thus identifying their interests with those of shareholders and encouraging them to make greater efforts on behalf of the Company and its Affiliates to achieve the Company's long-term business plans and objectives.

         1.02 PARTICIPANTS. Participants in the Plan shall be such Employees (including Employees who are directors) and Non-Employee Directors of the Company and its Affiliates as the Committee may select from time to time. The Committee may grant Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards to an individual upon the condition that the individual become an Employee or Non-Employee Director of the Company or of an Affiliate, provided that the Option, Restricted Stock Award, Restricted Stock Unit or
Performance Award shall be deemed to be granted only on the date that the individual becomes an Employee or Non-Employee Director.

         1.03 DEFINITIONS. As used in this Plan, the following terms have the meaning described below:

                  (a) "AFFILIATE" OR "AFFILIATES" means a corporation or other entity that is affiliated with the Company and includes any parent or subsidiary of the Company, as defined in Code Sections 424(e) and (f), respectively.

                  (b) AGREEMENT" means the written agreement that sets forth the terms of a Participant's Option, Restricted Stock Award, Restricted Stock Unit or Performance Award.

                  (c) "BOARD" means the Board of Directors of the Company.

                   (d) "BUSINESS COMBINATION" means (1) any reorganization, merger, share exchange or consolidation of the Company, or (2) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company.

                   (e) "CASHLESS EXERCISE PROCEDURE" means delivery to the Company by a Participant exercising an Option of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the Participant's broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm.

                  (f) "CAUSE" means (1) with respect to any  Participant who is a party to a written employment agreement with the Company or any Affiliate, "Cause" as defined in such employment agreement, or (2) with respect to any Participant who is not a party to a written employment agreement with the Company or any Affiliate, personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or receipt of a final cease-and-desist order. In determining willfulness, no act or failure to act on a Participant's part shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interests of the Company.

                  (g) "CHANGE IN CONTROL" means the occurrence of any of the following events:

                            (1)  If  any  "person"  (as  such  term  is used in
Sections 13(d) and 14(d) under the Exchange Act in effect on the date hereof), or group of persons acting in concert, other than the Company or any Affiliate or any employee benefit plan of the Company or an Affiliate becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of either the Common Stock or the combined voting power of all classes of the Company's Voting Stock. Notwithstanding the immediately preceding sentence,
(A) the beneficial ownership condition in this Section 1.03(g)(1) shall not be deemed satisfied if the attainment of the applicable percentage of beneficial ownership is the result of an acquisition of Common Stock or Voting Stock by the Company which, by reducing the number of shares outstanding increases the proportionate number of shares beneficially owned by any person; provided, however, that if a person shall become the beneficial owner of 20% or more of the outstanding Common Stock or Voting Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases become the beneficial owner of any additional Common Stock or Voting Stock other than by a purchase from the Company, then the beneficial ownership condition in this
Section 1.03(g)(1) shall be deemed to have been satisfied; (B) the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, or (ii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of
Section 1.03(g)(3)(B).

                           (2) If the Incumbent  Directors cease for any reason
to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be considered to be an Incumbent Director; provided further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a person other than the Board shall not be considered an Incumbent Director.

                            (3)  If  there  shall  be  consummated  a  Business
Combination, other than (A) a merger or consolidation effected to implement a reorganization of the Company's ownership wherein the Company shall become a wholly-owned subsidiary of another corporation and the shareholders of the Company shall become shareholders of such other corporation without any material change in each shareholder's proportionate ownership of such other corporation from that owned in the Company prior to such merger or consolidation; and (B) a Business Combination following which: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Surviving Corporation in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock and Voting Stock, as the case may be; (ii) no person or entity beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the Surviving Corporation or the combined voting power of the then outstanding voting securities of the Surviving Corporation (excluding any person or entity who beneficially owned 20% or more of the outstanding Common Stock or Voting Stock prior to such Business Combination, the Surviving Corporation and any employee benefit plan (or related trust) of the Company or the Surviving Corporation); and (iii) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors immediately prior to the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

                            (4)  Approval by the shareholders of the Company of
any plan or proposal for the liquidation or dissolution of the Company.

                  (h) "CODE" means the Internal Revenue Code of 1986, as amended.

                   (i) "COMMITTEE" means the Board acting as a whole, or a committee of two or more "non-employee directors" (as defined in Rule 16b-3 under the Exchange Act) who also constitute "outside directors" (as defined under Code Section 162(m) if applicable at the time) if designated by the Board to administer the Plan. The fact that a Committee member shall fail to qualify under Rule 16b-3 under the Exchange Act or Code Section 162(m) shall not invalidate any grant or award made by the Committee, if the grant or award is otherwise validly granted under the Plan.

                   (j) "COMMON STOCK" means shares of the Company's authorized and unissued common stock, or reacquired shares of such common stock.

                  (k) "COMPANY" means Datascension Inc., and any successor thereto.

                  (l) "DISABILITY" means disability as defined in Section 22(e) of the Code.

                  (m) "EFFECTIVE DATE" means January 1, 2004, the date on which the Board adopted the Plan.

                  (n) "EMPLOYEE" means an employee of the Company or Affiliate, who has an "employment relationship" with the Company or an Affiliate, as defined in Treasury Regulation 1.421-7(h); and the term "employment" means employment with the Company, or an Affiliate of the Company.

                  (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

                   (p) "FAIR MARKET VALUE" means, with respect to a share of Common Stock on the Grant Date, the average of the high and low sale prices of Common Stock. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless otherwise specified in the Plan, "Fair Market Value" for purposes of determining the value of Common Stock on the date of exercise means the average of the high and low sale prices of such Common Stock on the last five days preceding the exercise on which there were Common Stock transactions.

                   (q) "GRANT DATE" means the date on which the Committee authorizes an individual Option, Restricted Stock Award, Restricted Stock Unit or Performance Award, or such later date as shall be designated by the Committee.

                  (r) "INCENTIVE STOCK OPTION" means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as such in the Agreement evidencing the grant.

                   (s) "INCUMBENT DIRECTORS" means the members of the Board on the Effective Date.

                  (t) "NON-EMPLOYEE DIRECTOR" means a director of the Company or an Affiliate who is not an Employee.

                  (u) "NONQUALIFIED STOCK OPTION" means an Option that is not an Incentive Stock Option.

                   (v) "OPTION" means either an Incentive Stock Option or a Nonqualified Stock Option.

                  (w) "PARTICIPANT" means the individuals described in Section 1.02.

                  (x) "PERFORMANCE AWARD" means a performance award granted pursuant to Article IV.

                   (y) "PLAN" means the Datascension Inc., Stock Compensation Plan, the terms of which are set forth herein, as amended from time to time.

                  (z) "RESTRICTED PERIOD" means the period of time during which Common Stock subject to a Restricted Stock Award or Restricted Stock Unit is subject to transfer restrictions that make it nontransferable.

                  (aa) "RESTRICTED STOCK" means Common Stock that is subject to a Restricted Period, pursuant to Article III.

                  (bb) "RESTRICTED STOCK AWARD" means an award of Common Stock that is subject to a Restricted Period, granted pursuant to Article III.

                  (cc) "RESTRICTED STOCK UNIT" means a right granted pursuant to Article III to receive Restricted Stock or an equivalent value in cash pursuant to the terms of the Plan and the related Agreement.

                  (dd) "RETIREMENT" means a Participant's voluntary cessation of employment or status as a Non-Employee Director following the Participant's 65th birthday.

                  (ee) "SURVIVING CORPORATION" means the corporation resulting from a Business Combination referred to in Section 1.03(g)(3)(B) of the Plan, including, without limitation, the surviving corporation in a merger involving the Company and a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries.

                  (ff) "VOTING STOCK" means the securities ordinarily having the right to vote in the election of directors to the Board.

         1.04 ADMINISTRATION. (a) The Plan shall be administered by the Board of Directors, in accordance with Rule 16b-3 under the Exchange Act and Code
Section 162(m), if applicable. The Board, at any time and from time to time, subject to Sections 2.02 and 7.07, may grant Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards to such Employees and Non-Employee Directors and for such number of shares of Common Stock as it shall designate. The Board shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Board on any question concerning the interpretation of the Plan or its administration with respect to any Option, Restricted Stock Award, Restricted Stock Unit or Performance Award granted under the Plan shall be final and binding upon all Participants.

                   (b) The Board may delegate to one or more officers or managers of the Company, the authority, subject to such terms and limitations as the Board shall determine, to grant Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate Options, Restricted Stock Awards, Restricted Stock Units or Performance Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.

          1.05 STOCK. The total number of shares of Company Common Stock available for grants and awards under this Plan shall be 3,000,000; provided, however, that the number of shares subject to Restricted Stock Awards, Restricted Stock Units and Performance Awards under this Plan shall not exceed 2,500,000. The maximum number of shares of Common Stock that may be subject to Option grants under the Plan to any salaried employee during any one-year period shall not exceed 500,000 shares. Shares subject to any portion of a terminated, forfeited, cancelled or expired Option, Restricted Stock Award, Restricted Stock Unit or Performance Award granted hereunder may again be subjected to grants and awards under the Plan as of the date of such termination, forfeiture, cancellation or expiration. All amounts in this
Section 1.05 shall be adjusted, as applicable, in accordance with Article VI.

                               II. STOCK OPTIONS

          2.01 GRANT OF OPTIONS. The Board may grant Options to Participants and, to the extent Options are granted, shall determine the general terms and conditions of exercise, including any applicable vesting or performance requirements, which shall be set forth in a Participant's Agreement. The Board may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Board may designate a portion of an Option as an Incentive Stock Option and the remainder as a Nonqualified Stock Option. No Option shall have an exercise period that extends beyond 5 years from the Grant Date. Any Participant may hold more than one Option, Restricted Stock Award, Restricted Stock Unit or Performance Award under the Plan and any other plan of the Company or Affiliate.

         2.02 INCENTIVE STOCK OPTIONS. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.02 and shall only be granted to an Employee. No Incentive Stock Option shall be granted with an exercise price below its Fair Market Value on the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Company or any Affiliate possessing more than 15% of the total combined voting power of all classes of stock of the Company or an Affiliate unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than one (1) year after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of an Affiliate) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or fails any other Code Section 422 requirement) shall be deemed to constitute a Nonqualified Stock Option.

         2.03 OPTION PRICE. The Board shall determine the per share exercise price for each Option granted under the Plan, but no Option shall be granted with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.

         2.04 PAYMENT FOR OPTION SHARES. The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, the Committee may permit a Participant to pay such purchase price in whole or in part by tendering shares of Common Stock that have been held at least six months, which are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. If shares of Common Stock are tendered in payment of all or part of the exercise price, they shall be valued for such purpose at their Fair Market Value on the date of exercise.

         2.05 ACCELERATION. The Board may, in its discretion, accelerate a Participant's right to exercise an Option.

                    III. RESTRICTED STOCK AWARDS AND UNITS

         3.01 TERMS OF RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS. The Board shall have the authority to grant Restricted Stock Awards and Restricted Stock Units to such Participants and for such number of shares of Common Stock as it shall designate. Such Awards and Units shall be evidenced by an Agreement that shall specify the terms thereof, including the Restricted Period, the number of shares of Common Stock subject to the Award or Unit, and such other provisions, which may include, among other things, vesting and performance goals, as the Board shall determine.

         3.02 TRANSFERABILITY. Except as provided in this Article III of the Plan, the shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of (a) the applicable Restricted Period or for such period of time as shall be established by the Board and specified in the applicable Agreement, or (b) upon the earlier satisfaction of other conditions as specified by the Board and set forth in the applicable Agreement. Prior to the end of the Restricted Period, all rights with respect to the Common Stock subject to a Restricted Stock Award or Restricted Stock Unit granted to a Participant shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

          3.03 OTHER RESTRICTIONS. The Board shall impose such other restrictions on any shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and shall legend any certificates representing such shares to give appropriate notice of such restrictions.

          3.04 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 3.03, any certificate representing shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit shall bear the following legend:

         The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the
        Datascension Inc.,    Stock Compensation Plan (the "Plan"), rules and
         administrative guidelines adopted pursuant to such Plan and an Agreement dated ___________,____. A copy of the Plan, such rules and such
         Agreement may be obtained from the Secretary of the Company.

         3.05 REMOVAL OF RESTRICTIONS. Except as otherwise provided under the Plan, if the Restricted Period has elapsed or been waived by the Board with respect to all or a portion of the Restricted Shares represented by a certificate, the holder thereof shall be entitled to have the legend required by Section 3.04 removed from such stock certificate with respect to the shares as to which the Restricted Period has elapsed. Any certificate evidencing the remaining shares shall bear the legend required by Section 3.04. The Board shall have the discretion to waive the applicable Restricted Period with respect to all or any part of the Common Stock subject to a Restricted Stock Award or Restricted Stock Unit. The Company shall have the right to retain any certificate representing shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.

          3.06 VOTING AND DIVIDEND RIGHTS. During the Restricted Period, Participants shall be considered record owners of any shares of Common Stock subject to any Restricted Stock Award or Restricted Stock Unit held by them for purposes of determining who is entitled to vote or receive dividends with respect to such shares. If any dividends or distributions are paid in shares of Common Stock during the Restricted Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid.

                            IV. PERFORMANCE AWARDS

         4.01 PERFORMANCE AWARDS. The Board is authorized to grant Performance Awards to eligible Participants. Subject to the terms of the Plan, a Performance Award granted under the Plan (a) may be denominated or payable in cash or shares of Common Stock (including, without limitation, Restricted Stock), and (b) shall confer on the holder thereof rights valued as determined by the Board and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance period, as the Board shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and the other terms and conditions of any Performance Award, including the effect upon such Award of termination of the Participant's employment and/or directorship, shall be determined by the Committee.

                   V. TERMINATION OF EMPLOYMENT AND SERVICES

         5.01. OPTIONS.

                   (a) Unless otherwise provided in the applicable Agreement, if, prior to the date that an Option first becomes exercisable, a Participant's status as an Employee and Non-Employee Director is terminated for any reason, the Participant's right to exercise the Option shall terminate and all rights thereunder shall cease as of the close of business on the date of such termination.

                   (b) For any Nonqualified Stock Option unless otherwise provided in the applicable Agreement and for any Incentive Stock Option, if, on or after the date that the Option first becomes exercisable, a Participant's status as an Employee and Non-Employee Director is terminated (1) for Cause, any unexercised portion of the Option (whether then exercisable or not) shall, as of the time of the Cause determination, immediately terminate, (2) due to death or Disability, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the one year anniversary of such termination or the "expiration date" set forth in the applicable Agreement, (3) for any other reason (except as provided in the next sentence), then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the three month anniversary of such termination or the "expiration date" set forth in the applicable Agreement. For any Nonqualified Stock Option, unless otherwise provided in the applicable Agreement, if, on or after the date that the Option first becomes exercisable, a Participant's status as an Employee and Non-Employee Director is terminated due to Retirement, or if a Participant is a party to a Change in Control Agreement with the Company and such Participant's status as an Employee and Non-Employee Director is terminated involuntarily or constructively in accordance with paragraph 3 thereof, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable until the "expiration date" set forth in the applicable Agreement. The Board, at its discretion, may designate in the applicable Agreement a different post-termination period for exercise of a Nonqualified Stock Option and may extend the exercise period of any Option, but in no event may the post-termination exercise period exceed the tenth anniversary of the Grant Date; it being understood that the extension of the exercise term for an Incentive Stock Option may cause such Option to become a Nonqualified Stock Option.

                   (c) Shares subject to Options that are not exercised within the time allotted for exercise shall expire and be forfeited by the Participant as of the close of business on the date they are no longer exercisable.

         5.02 RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS. Unless otherwise provided in the applicable Agreement, if the status as an Employee and Non-Employee Director of a Participant holding a Restricted Stock Award or Restricted Stock Unit terminates for any reason other than Retirement, death or Disability prior to the lapse of the Restricted Period, any shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit as to which the Restricted Period has not yet lapsed or been waived shall be forfeited by the Participant; provided, however, that the Board, in its sole discretion, may waive or change the remaining restrictions or add additional restrictions with respect to any Restricted Stock Award or Restricted Stock Unit that would otherwise be forfeited, as it deems appropriate. Unless otherwise provided in the applicable Agreement, if the status as an Employee and Non-Employee Director of a Participant holding a Restricted Stock Award or Restricted Stock Unit terminates due to Retirement, death or Disability, any remaining Restricted Period with respect to Restricted Stock Awards or Restricted Stock Units held by such Participant shall lapse as of the date of such termination.

         5.03 PERFORMANCE AWARDS. Unless otherwise provided in the applicable Agreement, if the status as an Employee and Non-Employee Director of a Participant holding a Performance Award terminates for any reason other than Retirement, death or Disability prior to satisfaction of the performance requirements of such Award, such Award automatically shall be forfeited by the Participant to the extent such requirements are not satisfied; provided, however, that the Board, in its sole discretion, may waive or change the remaining requirements or add additional requirements with respect to any Performance Award or portion thereof that would otherwise be forfeited, as it deems appropriate. Unless otherwise provided in the applicable Agreement, if the status as an Employee and Non-Employee Director of a Participant holding a Performance Award terminates due to Retirement, death or Disability, the performance requirements of such Award shall be deemed to have been fully satisfied.

         5.04 OTHER PROVISIONS. Neither the transfer of a Participant from one corporation or division to another corporation or division among the Company and any of its Affiliates nor a leave of absence under the Company's leave policy shall be deemed to constitute a termination of status as a Participant for purposes of the Plan, except that no new awards or grants may be made to a Participant during a leave of absence.

                     VI. ADJUSTMENTS AND CHANGE IN CONTROL

         6.01 ADJUSTMENTS.

                  (a)  If  the Board shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (1) the number and type of shares of Common Stock which thereafter may be made the subject of Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards, (2) the number and type of shares of Common Stock subject to outstanding Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards, and (3) the exercise price with respect to any Option; provided, however, in each case, that with respect to Incentive Stock Options any such adjustment shall be made in accordance with Section 422 of the Code or any successor provision thereto to the extent that such Option is intended to remain an Incentive Stock Option.

                  (b) The foregoing adjustments shall be made by the Board. Any such adjustment shall provide for the elimination of any fractional share that might otherwise become subject to an Option, Restricted Stock Award, Restricted Stock Unit or Performance Award.

         6.02 CHANGE IN CONTROL. Upon the occurrence of a Change in Control, or if the Board determines in its sole discretion that a Change in Control has occurred, then (a) any Option granted hereunder immediately shall become exercisable in full, regardless of any installment provision applicable to such Option; (b) any remaining Restricted Period on any shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit granted hereunder immediately shall lapse; and (c) the performance requirements for a Performance Award granted hereunder shall be deemed to have been satisfied in full.

         6.03 MERGER. If the Company is a party to any merger, consolidation, reorganization, or sale of substantially all of its assets, each holder of outstanding Option, Restricted Stock Award, Restricted Stock Unit or Performance Award, to the extent that such Option, Award or Unit remains outstanding thereafter, shall be entitled to receive, in lieu of the shares of Common Stock to which such holder would otherwise be entitled, upon the exercise of such Option or the lapse of the Restricted Period on shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit or the satisfaction of the performance requirements for a Performance Award, the securities and/or property which a shareholder owning the number of shares subject to the holder's Option, Restricted Stock Award, Restricted Stock Unit or Performance Award would be entitled to receive pursuant to such merger, consolidation, reorganization or sale of assets.

                              VII. MISCELLANEOUS

          7.01 PARTIAL EXERCISE/FRACTIONAL SHARES. The Board may permit, and shall establish procedures for, the partial exercise of Options granted under the Plan. No fractional shares shall be issued in connection with the exercise or payment of a grant or award under the Plan; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Board, the number of shares shall be rounded down to the nearest whole number of shares, and any fractional shares shall be disregarded.

          7.02 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Board may impose such conditions on a Restricted Stock Award, Restricted Stock Unit, Performance Award or the exercise of an Option (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act (as such rule may be in effect at such time).

         7.03 RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a shareholder with respect to shares covered by an Option, Restricted Stock Award, Restricted Stock Unit or Performance Award until the issuance of such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the shares are issued.

         7.04 NON-ASSIGNABILITY. No Option, Restricted Stock Award, Restricted Stock Unit or Performance Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Incentive Stock Option shall be exercised only by the Participant. No transfer of an Option, Restricted Stock Award, Restricted Stock Unit or Performance Award shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option, Restricted Stock Grant Award, Restricted Stock Unit or Performance Award.

         7.05 SECURITIES LAWS.

                   (a) Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver Common Stock pursuant to the exercise of an Option, or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit or Performance Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell or deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933, the Exchange Act, any other applicable federal laws, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of any stock exchange or stock market on which the Common Stock may be listed or traded, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

                  (b) The Board may impose such restrictions on any shares of Common Stock subject to or underlying an Option, Restricted Stock Award, Restricted Stock Unit or Performance Award as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws,
(ii) under the requirements of any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, or
(iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until the Company has determined that the Company has complied with all requirements under appropriate securities laws.

         7.06 WITHHOLDING AND TAXES. The Company shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option, the lapse of a Restriction Period or the satisfaction of the performance requirements relating to a Performance Award. A Participant may tender previously acquired shares of Common Stock that have been held at least six months to satisfy the withholding obligation in whole or in part, such shares being valued for such purpose at Fair Market Value; provided that the Company shall not withhold from exercise more shares than are necessary to satisfy the established requirements of federal, state and local tax withholding obligations.

         7.07 TERMINATION AND AMENDMENT.

                   (a) The Board may terminate the Plan, or the granting of Options, Restricted Stock Awards, Restricted Stock Units or Performance Awards under the Plan, at any time. No new grants or awards shall be made under the Plan after the tenth anniversary of the Effective Date.

                  (b) The Board may amend or modify the Plan at any time and from time to time.

                  (c) No amendment, modification or termination of the Plan shall adversely affect any Option, Restricted Stock Award, Restricted Stock Unit or Performance Award previously granted under the Plan in any material way without the consent of the Participant holding the Option, Restricted Stock Award, Restricted Stock Unit or Performance Award.

                  (d) An Agreement relating to an Option shall not be amended to change the exercise price of the Option evidenced by such Agreement, other than pursuant to Article VI.

         7.08 EFFECT ON EMPLOYMENT OR SERVICES. Neither the adoption of the Plan nor the granting of any Option, Restricted Stock Award, Restricted Stock Unit or Performance Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Company or an Affiliate.

         7.09 USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.

          7.10 APPROVAL OF PLAN. The Plan has been subject to the approval of the holders of at least a majority of the Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company.

         7.11 GOVERNING LAW. The Plan and all actions taken under the Plan shall be governed and construed in accordance with Nevada law.

         THIS PLAN is hereby adopted as of January 1, 2004 in accordance with the Board resolutions adopted at the annual shareholder meeting.

                                     DATASCENSION, INC.


                                     By:  /s/ Murray N. Conradie
                                        -----------------------------------
                                      Murray N. Conradie, Director

                                     By:  /s/ David S. Kincer
                                        -----------------------------------
                                      David S. Kincer, Director

                                     By:  /s/ Joseph Harmon
                                        -----------------------------------
                                      Joseph Harmon, Director

                                     By:  /s/ Jason F. Griffith
                                        -----------------------------------
                                      Jason F. Griffith, Director

                                   EXHIBIT B


                       RESTRICTED STOCK AWARD AGREEMENT

                          RESTRICTED STOCK AGREEMENT
                              (EMPLOYEE VERSION)

         THIS RESTRICTED STOCK AGREEMENT is made the 1st day of January 2004, by and between Datascension Inc ("Company") and the undersigned ("Grantee"), pursuant to the Datascension Inc Stock Compensation Plan ("Plan"). Capitalized terms not defined in this Agreement shall have the meanings respectively ascribed to them in the Plan.

         WHEREAS, the Company desires to encourage the Grantee to make greater efforts on behalf of the Company and its Affiliates to achieve the Company's long-term business plans and objectives and to further identify the interests of Grantee with the interests of the Company's shareholders;

         WHEREAS, the Company desires to grant this restricted stock award to the Grantee pursuant to the Plan, a copy of which is attached hereto;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed between the parties as follows:

          1. GRANT OF RESTRICTED STOCK AWARD. Subject to the terms and conditions hereof, including without limitation the restrictions set forth in
Section 2(a) of this Agreement, the Company hereby grants to the Grantee a total of 250,000 shares of the Company's Common Stock as follows:

(i) The Company shall make an initial signing award to the Executive as of the Effective Date of 100,000 restricted shares of the Company's common stock under and subject to the terms and conditions of the Stock Compensation Plan (the "Stock Plan")

(ii) The Company shall make an award to the Executive as on the Effective Date of a spin off a subsidiary of 50,000 restricted shares of the Company's common stock under and subject to the terms and conditions of the Stock Compensation Plan (the "Stock Plan").

(iii)The Company shall make a further award to the Executive as on the Effective Date of the spin off subsidiary trading on a recognized exchange of 100,000 restricted shares of the Company's common stock or 50,000 restricted shares of the Company's common stock if traded on the OTCBB (Over the Counter Bulletin Board), under and subject to the terms and conditions of the Stock Compensation Plan (the "Stock Plan".

The foregoing awards of restricted stock shall be evidenced by a restricted stock award agreement, which is attached hereto as Exhibit B and made a part of this Agreement.

         2. RESTRICTIONS ON TRANSFER OF SHARES SUBJECT TO AWARD.

                  (a) The shares under the awards shall not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the occurrence of the events set forth in this Section 2, at which time such restrictions shall lapse. Except as set forth below, the restrictions on such shares shall lapse as follows, if the Grantee is still employed with the Company or an Affiliate on such dates:

                                                           Percentage of Award
               Period After Grant Date                              As to Which
Restrictions Lapse
               -----------------------                              -----------
-------------------

                   90 days
50%
                   Six months
100%

Restrictions shall be deemed to lapse at the close of business on such date. Notwithstanding the foregoing, the restrictions set forth above also shall lapse as follows: (1) the restrictions set forth above shall immediately lapse upon the Grantee's death or termination of employment due to Disability or Retirement; (2) the restrictions set forth above shall immediately lapse upon a Change in Control of the Company; (3) the restrictions set forth above shall immediately lapse as to one-half of all outstanding unvested restricted stock subject to this award in the event of a termination of employment by the Company due to an Employment Order, as such term is defined in the Employment Agreement between Company and Grantee dated January 1, 2004 ("Employment Agreement") and whether or not that employment agreement is in effect when employment terminates under this subsection, the remaining one-half of such outstanding unvested restricted stock being forfeited, (4) the restrictions set forth above shall immediately lapse upon the termination of the Grantee by the Company for any reason other than Cause (including Constructive Discharge but excluding termination due to an Employment Order) as such terms are defined in the Employment Agreement, whether or not that employment agreement is in effect when employment terminates under this subsection, or (5) action by the Board to waive the remaining restricted period in its sole discretion. Upon the lapse of such restrictions, the shares under the restricted stock award granted hereunder shall be freely transferable. If the Grantee's employment with the Company or its Affiliates terminates other than under the circumstances described in the next preceding sentence, any portion of the restricted stock award as to which such restrictions have not lapsed at the time of such termination shall be forfeited.

          (b) Until the lapse of all restrictions provided in Section 2(a) on the shares subject to this restricted stock award, any certificate evidencing the shares subject to the award shall carry the following restrictive legend:

                  The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Datascension Inc Stock
                  Compensation Plan (the "Plan"), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated ___________, ___. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of the Company.

The Company shall also have the right to place stop transfer instructions on shares which are subject to the restrictions described in Section 2(a). Grantee shall be entitled to removal of such legend and stop transfer instructions at the time or times provided by, and in accordance with, Section 3.05 of the Plan.

          3. NON-ASSIGNABILITY OF AWARD. The award hereby granted shall not be transferable. No purported assignment or transfer of this award, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right whatsoever. For the avoidance of doubt, the parties acknowledge that this Section 3 applies to the award itself, not to the shares subject to the award, and that the transferability of the shares subject to the award shall be governed by Section 2 of this Agreement.

         4. ADJUSTMENTS. In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting the shares covered by this award, the rights of the Grantee are subject to adjustment as provided in Section 6.01 of the Plan to the extent deemed necessary by the Board.

          5. RIGHTS AS SHAREHOLDER. Subject to the restrictions and risk of forfeiture set forth in Section 2, the Grantee shall have all rights of a shareholder (including voting and dividend rights) with respect to the shares subject to the award commencing on the date on which the shares subject to the award are issued.

          6. WITHHOLDING. The Grantee authorizes the Company to withhold from his or her compensation to satisfy any income and employment tax withholding obligations in connection with the award. If the Grantee is no longer employed by the Company at the time any applicable taxes are due and must be remitted by the Company, the Grantee agrees to pay applicable taxes to the Company, and the Company may delay removal of the restrictive legend until proper payment of such taxes has been made by the Grantee. The Grantee may satisfy such obligations under this Section 6 by any method authorized under Section 7.06 of the Plan.

          7. NOTICES. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the President of the Company at the Company's headquarters. All notices by the Company to the Grantee shall be delivered to the Grantee personally or addressed to the Grantee at the Grantee's last residence address as then contained in the records of the Company or such other address as the Grantee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to the Grantee at the Grantee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

          8. GOVERNING LAW. This Agreement (a) shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to conflict of laws, and (b) is not valid unless it has been manually signed by the Grantee and the Company.

         9. PROVISIONS OF PLAN CONTROLLING. The provisions hereof are subject to the terms and provisions of the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


GRANTEE                               DATASCENSION, INC


By:  /s/ David S. Kincer              By: /s/ Murray N. Conradie
-----------------------------------   -----------------------------------
Executive                             Murray N. Conradie, Director

                                      By: /s/ Joseph Harmon
                                      -----------------------------------
                                      Joseph Harmon, Director

                                      By: /s/ Jason F. Griffith
                                      -----------------------------------
                                      Jason F. Griffith, Director

                                   EXHIBIT C


                      NONQUALIFIED STOCK OPTION AGREEMENT

                      NONQUALIFIED STOCK OPTION AGREEMENT
                               (EMPLOYEE VERSION)

         THIS AGREEMENT is entered into as of January 1, 2004 ("Grant Date"), by and between Datascension Inc ("Company") and the undersigned ("Optionee"), pursuant to the Datascension Inc Stock Compensation Plan ("Plan"). The Company hereby grants to the Optionee a Nonqualified Stock Option to purchase 540,000 shares of Common Stock, subject to the terms and conditions contained in the Plan and as hereinafter provided (the "Option"). Capitalized terms not defined in this Agreement shall have the meanings respectively ascribed to them in the Plan.

         1. EXERCISE PRICE. The Option shall be exercisable at $0.30 per share.

         2. OPTION EXERCISE.

     (a) Vesting. The Option shall become exercisable in full at the close of business on the first anniversary of the Grant Date. Notwithstanding the foregoing, the Option also shall become exercisable as follows: (1) the Option shall become exercisable to the extent provided in the attached SCHEDULE A, if the performance goals specified therein are met, (2) the Option shall become exercisable in full upon a Change in Control of the Company (as defined in the Change in Control Agreement between the Company and the Optionee dated January 1, 2004); (3) one-half of the Option shall become exercisable upon termination of the Optionee by the Company due to an Employment Order, as such term is defined in the Employment Agreement between Company and Optionee dated January 1, 2004 ("Employment Agreement"), whether or not that employment agreement is in effect when employment terminates under this subsection, and (4) the Option shall become exercisable in full upon termination of the Optionee by the Company for any reason other than Cause (including Constructive Discharge but excluding termination due to an Employment Order), as such terms are defined in the Employment Agreement, whether or not that employment agreement is in effect when employment terminates under this subsection.

If the Company is a party to any merger, consolidation, reorganization, or sale of substantially all of its assets, Optionee shall, in connection with such transaction, to the extent that the Option is not cancelled, cashed-out or previously exercised, be entitled to receive upon exercise of the Option, in lieu of shares of Common Stock to which the Optionee would otherwise be entitled, the securities or property which a shareholder owning the number of shares of Common Stock for which the Option is then exercisable would be entitled to receive pursuant to such transaction. Any provision of this Agreement to the contrary notwithstanding, the Option shall expire and no longer be exercisable after close of business on the date which is the fifth anniversary of the Grant Date (the "Expiration Date").

(b) Notice. The Option may be exercised only by delivery to the President of the Company of a written and duly executed notice in the form attached hereto accompanied by payment in the form or forms permitted by Section 2(c) below.

(c) Payment Terms. The purchase price for shares of Common Stock to be acquired upon exercise of the Option shall be paid in full at the time of exercise (1) in cash; (2) by personal check, bank draft or money order; (3) by tendering shares of Common Stock that have been held at least six months and which are freely owned and held by the Optionee independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached); or (4) any combination of the above.

        3. TERMINATION OF EMPLOYMENT.

     (a) If, prior to the date that the Option first becomes exercisable, Optionee' s employment is terminated for any reason, Optionee's right to exercise the Option shall terminate and all rights thereunder shall cease as of the close of business on the date of such termination.

     (b) If, on or after the date that the Option first becomes exercisable, Optionee's employment is terminated (1) for Cause (as defined in the Employment Agreement), any unexercised portion of the Option (whether then exercisable or not) shall, as of the time of the Cause  determination,  immediately terminate,
(2) due to death or Disability, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the one year anniversary of such termination or the Expiration Date,
(3) due to Retirement, or if Optionee is a party to a Change in Control Agreement with the Company (dated January 1, 2004) and Optionee's employment is terminated involuntarily or constructively in accordance with paragraph 3 thereof, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable until the Expiration Date, or (4) for any other reason, then the Option, to the extent that it is exercisable on the date of employment termination, shall be exercisable only until the earlier of the thirty six month anniversary of such termination or the Expiration Date.

         4. OPTIONEE'S AGREEMENT. The Optionee agrees to all the terms stated in this Agreement, as well as to the terms of the Plan, a copy of which is attached hereto and of which the Optionee acknowledges receipt. To the extent any provision of this Agreement conflicts with the terms of the Plan, the terms of the Plan shall control. Pursuant to the Plan, the Board is vested with conclusive authority to administer the Plan (which includes, among other things, the authority to determine the terms and conditions of this Agreement and the Option).

         5. WITHHOLDING. The Optionee consents to withholding from his or her compensation of all applicable payroll and income taxes with respect to the Option. If the Optionee is no longer employed by the Company at the time any applicable taxes with respect to the Option are due and must be remitted by the Company, the Optionee agrees to pay applicable taxes to the Company, and the Company may delay issuance of a certificate until proper payment of such taxes has been made by the Optionee. The Optionee may satisfy such obligations under this Section 5 by any method authorized under Section 7.06 of the Plan.

          6. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder of the Company with respect to any of the shares covered by the Option until the issuance of such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such shares are issued.

         7. NON-TRANSFERABILITY OF OPTION. The Option shall not be transferred in any manner other than by will, the laws of descent and distribution or any other manner permitted by the Plan at the time of such purported transfer. No transfer of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option.

         8. ADJUSTMENTS. The number of shares of Common Stock to which the Option is subject and the exercise price are subject to adjustment in accordance with Section 6.01 of the Plan. Such adjustment will be determined by the Committee, in its sole discretion.

         9. NO RIGHT TO EMPLOYMENT. The granting of the Option does not confer upon the Optionee any right to be retained as an Employee.

         10. AMENDMENT AND TERMINATION OF OPTION. Except as otherwise provided in this Agreement or in the Plan, the Company may not, without the consent of the Optionee, amend, modify or terminate this Agreement if such amendment, modification or termination would adversely affect the Option in any material way.

          11. NOTICES. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Company or the Board shall be sent or delivered to the President of the Company at the Company's headquarters. All notices by the Company to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee's last residence address as then contained in the records of the Company or such other address as the Optionee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to the Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

          12. APPLICABLE LAW. This Agreement (a) shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to conflict of laws, and (b) is not valid unless it has been manually signed by the Optionee and the Company.

         IN WITNESS WHEREOF, this Agreement has been executed as of November 1, 2004, by the parties set forth below.


OPTIONEE:                             DATASCENSION, INC


By:  /s/ David S. Kincer              By: /s/ Murray N. Conradie
-----------------------------------   -----------------------------------
Executive                             Murray N. Conradie, Director

                                      By: /s/ Joseph Harmon
                                      -----------------------------------
                                      Joseph Harmon, Director

                                      By: /s/ Jason F. Griffith
                                      -----------------------------------
                                      Jason F. Griffith, Director

                              NOTICE OF EXERCISE

President
Datascension, Inc
6330 McLeod Drive, Suite 1
Las Vegas, NV 89120

         An Option was granted to me on ___________,____ to purchase_________ shares of Datascension Inc common stock at a price of $______per share (the "Option"). I hereby elect to exercise the Option with respect to_____________shares. Payment of the exercise price is being made as follows (check all that apply):

         -        Cash delivered with this notice.

         - Certified check, bank draft or money order delivered with this notice.

         - I am tendering shares of Common Stock that I currently own. I certify that I have owned such shares for at least the six months prior to the date of this notice.


The stock certificate for the shares acquired upon exercise should be issued to:

                     (name)
                                          -------------------------------------
-
                     (address)
                                          -------------------------------------
-

                     (Social Security No.)
                                          -------------------------------------
-

Dated:            ,                       (signature)
                                                     --------------------------
-

                                          (print name)
                                                      -------------------------
-

                               DATASCENSION, INC

                                  SCHEDULE A

                                 OPTION GRANT

                               VESTING SCHEDULE*



            ------------------------------- ----------------------------
                Annual Revenue                       % Vesting
            ------------------------------- ----------------------------

            ------------------------------- ----------------------------
                         $10,000,000                      20%
            ------------------------------- ----------------------------
                         $12,500,000                      40%
            ------------------------------- ----------------------------
                         $15,000,000                      60%
            ------------------------------- ----------------------------
                         $17,500,000                      80%
            ------------------------------- ----------------------------
                         $20,000,000                     100%
            ------------------------------- ----------------------------


*The options will become 100% vested on the fifth (5th) anniversary of the five year option grant, or earlier as outlined in the above Option vesting schedule upon the revenue targets set forth therein being met. In determining vesting under the above schedule, the "% vesting" shall be based upon the highest rolling four quarter average revenue for Datascension, Inc for each consecutive four quarter period completed. For this purpose, the highest attained revenue shall be at the discretion of the Board of Directors.

If the Net Profit percentage for the Annual Revenue outlined in the above Option vesting schedule is equal to, or greater than 10% annually, 25% of the option granted will be received as an additional performance award by the Executive and will not be required to be purchased by Executive.

Net Profit percentage will be defined as the net operating profit after all deductions and expenses in the ordinary course of business and will exclude extraordinary items.

                                   EXHIBIT D


                           MANAGEMENT INCENTIVE PLAN

                               DATASCENSION INC.
                            MANAGEMENT INCENTIVE PLAN

     I.    PURPOSE:

1.  Ensure achievement of strategic goals.
2.  Strengthen links between pay and performance.
3.  Align management more closely with shareholder.

     II.   ELIGIBILITY:

     Senior Vice Presidents and above and certain other officers based upon corporate responsibility who are not participants in another established incentive plan with payment amounts determined by performance in relation to goal. Awards will be pro-rated based on months served for staff members with less than 12 months of service in a Plan Year. Staff members become eligible to participate in the plan by virtue of promotion or new hire. A staff member who terminates employment before the Plan Year is not eligible to receive an award.

     III.  PERFORMANCE  MEASUREMENT FACTORS:

     Individual bonus awards will be based on corporate and individual performance.

         - Upon reaching $10,000,000 in revenue, the factor will pay out at 20%.

        - Upon reaching $12,500,000 in revenue, the factor will pay out at 40%.

         - Upon reaching $15,000,000 in revenue, the factor will pay out at 60%.

         - Upon reaching $17,500,000 in revenue, the factor will pay out at 80%.

         - Upon reaching $20,000,000 in revenue, the factor will pay out at 100%.

         - Achievement over 100% of plan will result in a factor pay out multiplier prorated at 10% for every $1,000,000 by which revenue exceeds the Plan Goal with a maximum pay out percent of 150%
              For example:

         -
              PERCENT OF TARGET         PAYOUT PERCENT           REVENUE
FACTOR*
              -----------------         --------------             -----------

                  100%                      100%                       60%
                  101%                      110%             X         60%
                  102%                      120%                       60%


         - Direct Contribution, Key Success Factors and Special Initiatives should be achieved at 100% for pay out and may be multiplied by a performance factor of 100% to 150% at the discretion of the Board
             of            Directors.

         - Special initiatives are defined as producing revenue enhancement or expense reduction.

     IV.   AWARD LIMITATIONS:

     No awards will be made unless the corporation meets or exceeds 96.5% of the Revenue Goal.

     V.    AWARD PAYMENTS:

     All awards earned under Management Incentive Plan will be paid as soon as practical following approval by the Board of Directors.

     VI.   ADDITIONAL PROVISIONS:

     The Management Incentive Plan shall be administered by the Board of Directors of the Corporation.

     Participation in the Management Incentive Plan shall not be construed as giving any employee the right to continued employment with the corporation for the full or for any subsequent period.

     VII.  DISCRETIONARY GUIDELINES:

     OBJECTIVES: Recognize and promote exemplary individual performance or initiative.

     GUIDELINES: Discretionary awards should be given in recognition for one or more of the following performance criteria:

             Earnings:

                  -   Expense reduction

                  -   Revenue enhancement

              Innovation:

                  -   Continuous improvement efforts

                  -   Innovative delivery alternatives

-               Foresight and planning to prevent crises

              Achievement:

                  - Unique/specialized skills or knowledge of value to the company, i.e., Key Performers

                  -   Sustained high performance

                  - Exemplary performance during unusual circumstances or specific events

                  - Special projects completed in an exceptional manner or ahead of schedule

                                   EXHIBIT E


                          CHANGE IN CONTROL AGREEMENT

                          CHANGE IN CONTROL AGREEMENT

         This Change in Control Agreement ("Agreement") is made by and between Datascension Inc, a Nevada corporation ("Corporation"), and David S. Kincer ("Executive") and is entered into as of January 1, 2004.

         The Corporation anticipates the valuable services that the Executive will render on behalf of the Corporation and its subsidiaries and is desirous of having some assurance that the Executive will continue as an employee and that, in the event of a possible Change in Control of the Corporation, the Executive will be able to perform his duties without undue concern for the Executive's personal financial well-being; and

          The Executive is willing to serve as an employee of the Corporation but desires assurance that in the event of a Change in Control of the Corporation, he will continue to have the responsibility and status he has earned.

         Accordingly, the Corporation and the Executive agree as follows:

         1. In order to protect the Executive against the possible consequences of a Change in Control of the Corporation, as defined in paragraph 2 of this Agreement, and thereby to induce the Executive to serve as an officer of the Corporation or a subsidiary the Corporation agrees that if (a) there is such a Change in Control of the Corporation and (b) the Executive's employment with the Corporation or a subsidiary company is terminated under the circumstances described in paragraph 3 of this Agreement, then:

         A. The Corporation shall pay the Executive a lump sum amount in cash equal to the sum of (i) two times the Executive's annual base salary immediately prior to the Change in Control (or if higher, the annual base salary on the date the Executive's employment is terminated) and (ii) two times the greater of (x) the anticipated bonus amount under the Datascension Inc Management Incentive Plan to be earned in accordance with the plan in the year in which the termination occurs or (y) the highest bonus paid to the Executive in the last three full calendar years of such employment. The applicable amount shall be payable within 60 days following the date of the Executive's termination of employment.

         B. The Executive shall continue to be covered, at the Corporation's cost, by the medical, dental and vision insurance benefit plans that are in effect on the date of his termination and that cover executive employees, for a period of eighteen (18) months after his termination of employment; provided, however, that if during such time period the Executive should enter into other employment providing comparable benefits, his participation in such plans of the Corporation shall cease to the extent of his coverage by his new employer's plans. Any such non-cash benefit that is tied to compensation shall be based on the Executive's annual compensation averaged over the same period as applicable under paragraph A of this Agreement.

         C. If the Executive has been furnished with an automobile for business or personal use at the Corporation's expense within the previous 12 months prior to the Change in Control, then the Corporation shall offer that automobile (or one of comparable value) for sale to the Executive at a price equal to the residual lease value or so-called "book value" in the case of a vehicle owned by the Corporation.

         D. All stock options and restricted stock previously granted by the Corporation to the Executive, whether or not then exercisable, shall become immediately vested and exercisable.

         E. For a period of one year following termination of the Executive's employment, the Executive shall be entitled to outplacement services provided by an outplacement service provider designated by the Corporation. The cost of providing the outplacement services shall be borne solely by the Corporation.

         F. If the payment of any of the foregoing amounts or benefits (when added to any other payments or benefits provided to the Executive in the nature of compensation) will result in the payment of an excess parachute payment as that term is defined in Section 280G of the Internal Revenue Code of 1986 ("Code"), then in such event, the Corporation shall pay the Executive an additional amount for each calendar year in which an excess parachute payment is received by the Executive (the "Gross-Up Payment"). The Gross-Up Payment is intended to cover the Executive's liability for any parachute tax under Code
Section 4999 on such excess parachute payment, as well as federal and state income taxes and parachute tax on the additional amount, and shall be computed as follows:

                  A=Pt/(1 - T - t), where -

                  A        is the additional amount for any calendar year;

                  P        is the amount of the excess parachute payment for
the
                           calendar year in excess of the allocable base amount as defined in Code Section 28OG(b)(3);

                  T is the effective marginal rate of federal and state income tax applicable to the Executive for the calendar year; and

                  T        is the rate of parachute tax under Code Section
4999.

                  The effective marginal rate of federal and state income tax shall be computed as follows:

                  T = F + S(l - 0.8F) + m, where -

                  F is the highest marginal rate of federal income tax applicable to the Executive for the calendar year; and

                  S is the highest aggregate marginal rate of state income tax applicable to the Executive for the calendar year in the state or states and municipalities to which he is then required to pay income taxes as a result of his employment by the Corporation; and

                  m is the employee's portion of the Medicare tax, currently 1.45%.

                  Payment of the Gross-Up Payment shall be made to the Executive on or before December 31 of each calendar year for which an excess parachute payment is received by the Executive.

          G. Subject to the provisions of paragraph G, all determinations required to be made under these paragraphs E, F and G, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young, LLP or such other certified public accounting firm reasonably acceptable to the Corporation as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and the Executive within 15 business days of the receipt of notice from the Executive that there has been an excess parachute payment, or such earlier time as is requested by the Corporation. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to paragraph G and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

         H. The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall: (i) give the Corporation any information reasonably requested by the Corporation relating to such claim, (ii) take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation, (iii) cooperate with the Corporation in good faith in order effectively to contest such claim, and (iv) permit the Corporation to participate in any proceedings relating to such claim; provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this subparagraph H, the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax and income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance calculated as described in subparagraph F of this section; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to this subparagraph H, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of this subparagraph H) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to this subparagraph H, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         2. For purposes of this Agreement, a "Change in Control" shall mean:

         A. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subparagraph A, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, (H) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or.(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subparagraph C of this paragraph 2; or

          B. Individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board of Directors of the
Corporation; or

          C. Consummation of a reorganization, merger, share exchange or consolidation or sale of other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be; (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board of Directors of the Corporation, providing for such Business Combination; or

         D. Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

           3. Termination of the Executive's employment shall mean the Executive's termination of employment at any time within 3 months prior to, on the date of, or within 24 months after a Change in Control of the Corporation as defined in paragraph 2 of this Agreement either by (a) involuntary dismissal by the Corporation; or (b) the Executive's Constructive Discharge as defined in (and subject to the procedures described therein) Section 5(d) of the Employment Agreement.

         4. The specific arrangements referred to above are not intended to exclude the Executive's participation in other benefits available to executive personnel of the Corporation generally or to preclude other compensation or benefits as may be authorized by the Corporation's Board of Directors from time to time.

         5. As partial consideration for the above, the Executive agrees not to disclose any confidential information about the Corporation and its operation to which the Executive was privy during the course of his employment by the Corporation. Further, the Executive agrees not to accept employment or consult for or otherwise assist any competitor of the Corporation for a period of 24 months following his termination of employment. For purposes of the foregoing, "competitor" means any financial institution that conducts business from any location within 50 miles of any location at which the Corporation or any subsidiary bank had an office on the day immediately prior to the day on which the Change of Control of the Corporation occurred.

         6. This Agreement shall be binding upon and shall inure to the benefit of the respective successors, assigns, legal representatives and heirs to the parties.

         7. Any payment or delivery required under this agreement shall be subject to all requirements of the law with regard to withholding, filing, making of reports and the like, and the Corporation shall use its best efforts to satisfy promptly all such requirements.

         8. Notwithstanding anything contained herein to the contrary, this Agreement shall be terminated and no benefits to the Executive shall be payable if, at any time, the Executive shall resign voluntarily (other than as provided in Section 3) , retire at or after normal retirement age, become incapacitated, voluntarily take another position requiring a substantial portion of his time, or die. This Agreement also shall terminate upon termination for cause of the Executive's employment as an officer of the Corporation or any subsidiary bank by the Incumbent Board. For purposes of the foregoing, "Cause" has the meaning given in the Employment Agreement between the Corporation and Executive effective January 1, 2004.

         9. Any and all disputes, controversies or claims arising out of or in connection with or relating to this Agreement or any breach or alleged breach thereof shall, upon the request of either party, be submitted to and settled by arbitration in the State of Nevada pursuant to the Voluntary Labor Arbitration Rules, then in effect, of the American Arbitration Association (or at any other place or under any other form of arbitration mutually acceptable to the parties involved). The parties hereto specifically agree to arbitrate with the other party in a proceeding with regard to all issues and disputes, and to permit pre-hearing discovery in the time and manner provided by the then applicable Federal Rules of Civil Procedure. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. Notice of the demand for arbitration shall be filed, in writing, with the other party to this Agreement and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute, or other matter in question arose where the party asserting the claim should reasonably have been aware of the same, but in no event later than the applicable Nevada or federal statute of limitations. The arbitrator shall have no power to add to, subtract from, or alter the terms of this Agreement, and shall render a written decision setting forth findings and conclusions only as to the claims or disputes at issue. Any award by the arbitrator shall be final and conclusive upon the parties, and a judgment thereon may be entered in the highest court for the forum, state or federal, having jurisdiction. All expenses of the arbitration process shall be borne by the Corporation. The Corporation shall reimburse the Executive for the reasonable fees of legal counsel as incurred in connection with arbitrating the enforcement of any of the Executive's rights under this Agreement. However, in no event shall the Executive be entitled to retain any fees so reimbursed if the claim brought by the Executive against the Corporation is in the arbitrator's sole determination frivolous or was brought in bad faith, and the Corporation will be entitled to seek repayment from the Executive for such fees after such determination by the arbitrator.

          10. The invalidity or unenforceability of any provision of this Agreement shall not affect the enforceability or validity of any other provision hereof.

          11. This Agreement constitutes the entire agreement of the parties with respect to the subject matter addressed in this Agreement. This Agreement may be amended only in a written document signed by both the Corporation and the Executive.

         12. This Agreement shall be governed by the laws of the State of Nevada. This Agreement has been executed by the parties on November 1, 2004.


EXECUTIVE                             DATASCENSION, INC.


By:  /s/ David S. Kincer              By: /s/ Murray N. Conradie
-----------------------------------   -----------------------------------
Executive                             Murray N. Conradie, Director

                                      By: /s/ Joseph Harmon
                                      -----------------------------------
                                      Joseph Harmon, Director

                                      By: /s/ Jason F. Griffith
                                      -----------------------------------
                                      Jason F. Griffith, Director

                                   EXHIBIT F


                           INDEMNIFICATION AGREEMENT

                        DIRECTOR INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (the "Agreement") is made as of the 1st day of January, 2004, by and between DATASCENSION, INC, a holding company organized under the laws of the State of Nevada (the Company"), and David S. Kincer (the "Director").

                               W I T N E S S E T H

          WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available; and

         WHEREAS, the substantial increase in corporate litigation subjects directors to expensive litigation risks; and

         WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify directors to the fullest extent permitted by the Nevada Statutes so that capable persons will serve or continue to serve the Company; and

         WHEREAS, the Director is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that the Director be so indemnified.

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Director do hereby agree as follows:

          1. Definitions. The following terms as used in this Agreement shall have the following respective meanings:

         "Expenses" means all expenses, liabilities and losses, including attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement of a Proceeding.

         "Proceeding" means any action, suit or proceeding (or part thereof), whether civil, criminal, administrative or investigative.

         2. Services by Director. The Director agrees to serve as a director of the Company for so long as the Director is duly elected or appointed or until the tender of the Director's written resignation.

          3. Indemnification. Subject to the terms and conditions of this Agreement, the Company shall indemnify and hold harmless the Director to the fullest extent authorized by the Nevada Revised Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such change), against all Expenses reasonably incurred or suffered by the Director in connection with any Proceeding in which the Director is or was a party or is threatened to be made a party or is involved by reason of the fact that the Director is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, partner, trustee, administrator, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, administrator, employee or agent; provided however, that, except as provided in Section 5 hereof with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify the Director seeking indemnification in connection with a Proceeding (or part thereof) initiated by the Director only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

         4. Expenses. The right to indemnification conferred under Section 3 hereof shall include the right to be paid by the Company Expenses incurred in defending any such Proceeding in advance of its final disposition; provided however, that the payment of such Expenses incurred by the Director in advance of the final disposition of a Proceeding shall be made only upon (i) delivery to the Company of (A) a written affirmation by the Director of the Director's good faith belief that the Director has met the standard of conduct set forth in Section 561 of the Nevada Business Corporation Act, and (B) an undertaking, by or on behalf of the Director, to repay all advances if it shall ultimately be determined by final judicial decision that the Director did not meet such standard of conduct and (ii) a determination that the facts then known to those making the determination to advance payment of such Expenses would not preclude indemnification under the Nevada Business Corporation Act.

         5. Right of the Director to Bring Suit. (a) If a claim under Section 3 hereof is not paid in full by the Company within thirty (30) days after notice to the Company as provided in Section 10 hereof, the Director may at any time thereafter bring suit against the Company in any court of competent jurisdiction to recover the unpaid amount of the claim, and if successful in whole or in part, the Director shall be entitled to be paid also the expense of prosecuting such claim.

         (b) It shall be a defense to any such action seeking indemnification under Section 3 hereof (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the required affirmation and undertaking have been tendered to the Company in accordance with Section 4 hereof) that the Director has not met the applicable standard of conduct set forth in the Nevada Business Corporation Act. Further, in any action brought by the Company to recover advances the Company shall be entitled to recover such advances if the Director has not met the applicable standard of conduct set forth in the Nevada Business Corporation Act. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the Director is proper in the circumstances because the Director has met the applicable standard of conduct set forth in the Nevada Business Corporation Act, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its shareholders) that the Director has not met such applicable standard of conduct, shall be a defense to an action brought by the Director or create a presumption that the Director has not met the applicable standard of conduct. In any action brought by the Director to enforce a right hereunder, or by the Company to recover payments by the Company of advances, the burden of proof shall be on the Company.

          6. Assumption of Claim. The Company shall be entitled, but not obligated, to assume the defense of any Proceeding with respect to which indemnification is sought, with counsel satisfactory to the Director, upon the delivery to the Director of written notice of the Company's election to do so. After delivery of such notice, the Company will not be liable to the Director under this Agreement for any expenses (including legal expenses) subsequently incurred by the Director in defending such Proceeding; provided however, that the Director shall have the right to employ his or her own counsel in any Proceeding but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Director's expense; and provided however that if (i) the employment of such counsel by the Director has been previously authorized by the Company, (ii) the Director shall have reasonably concluded that there may be a conflict of interest between the Company and the Director in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, the fees and expenses of such counsel shall be at the expense of the Company.

         7. Establishment of Trust. In the event of a Potential Change in Control of the Company, as hereinafter defined, the Company shall, upon written request by the Director, create a trust for the benefit of the Director and from time to time upon written request of the Director shall fund such trust in an amount sufficient to satisfy any and all Expenses that may properly be subject to indemnification under Section 3 above anticipated at the time of each such request. The amount or amounts to be deposited in the trust pursuant to this funding obligation shall be determined by a majority vote of a quorum consisting of directors who are not parties to such Proceeding, if any, the executive committee of the Board of Directors or the President of the Corporation. If all such individuals are parties to the Proceeding, if any, the amount or amounts to be deposited in the trust shall be determined by independent legal counsel. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Director; (ii) the trustee shall advance, within two (2) business days of a request by the Director, any amount properly payable to the director under Section 3 of this Agreement; (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (iv) the trustee shall promptly pay to the Director all amounts for which the Director shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all expended funds in such trust shall revert to the Company upon a final determination by a court of competent jurisdiction that the Director has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Director and shall be a national or state chartered commercial bank. Nothing in this Section shall relieve the Company of any of its obligations under this Agreement. At the time of each draw from the trust fund, the Director shall provide the trustee with a written request providing that the Director undertakes to repay such amount to the extent that it is ultimately determined that the Director is not entitled to such indemnification. Any funds, including interest or investment earnings thereon, remaining in the trust shall revert and be paid to the Company if (i) a Change in Control has not occurred and (ii) the Board of Directors, the executive committee of the Board of Directors or the President of the Company determines that the circumstances giving rise to that particular funding of the trust no longer exists.

          For purposes of this Section and Section 9 hereof, a "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14a promulgated under the Securities Exchange Act of 1934, as amended, provided that, without limitation, such a change in control shall be deemed to have occurred if (i) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(ii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         For purposes of this Section, a "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
(ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which once consummated would constitute a Change in Control; or (iii) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

         8. Non-Exclusivity of Rights. The rights provided hereunder shall not be deemed exclusive of any other rights which the Director may be entitled under any statute, agreement, provision of the Articles of Incorporation or Bylaws of the Company, vote of shareholders or disinterested directors of the Company, or otherwise, and such rights shall continue after the Director ceases to serve the Company as a director.

         9. Settlement. Unless and until a Change in Control has occurred, the Company shall have no obligation to indemnify the Director under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company's prior written consent. The Company shall not settle any claim in any manner which would impose any obligation on the Director without the Director's written consent. Neither the Company nor the Director shall unreasonably withhold their consent to any proposed settlement.

         10. Notice of Claim. The Director, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under the Agreement. Notice to the Company shall be directed to DATASCENSION INC, Attention: President (or such other address as the Company shall designate in writing to the Director). Notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Director shall give the Company such information and cooperation as it may reasonably request.

         11. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

         12. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

         13. Successors and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives, executors and administrators of the Director.

         14. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing and signed by each of the parties hereto.

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of the day and year first above written.


DIRECTOR                              DATASCENSION, INC


By:  /s/ David S. Kincer              By: /s/ Murray N. Conradie
-----------------------------------   -----------------------------------
Executive                             Murray N. Conradie, Director

                                      By: /s/ Joseph Harmon
                                      -----------------------------------
                                      Joseph Harmon, Director

                                      By: /s/ Jason F. Griffith
                                      -----------------------------------
                                      Jason F. Griffith, Director

                                   EXHIBIT G


              DATASCENSION INTERNATIONAL STOCK COMPENSATION PLAN

                       DATASCENSION INTERNATIONAL, INC.
                            STOCK COMPENSATION PLAN

                          EFFECTIVE NOVEMBER 1, 2004

                             I. GENERAL PROVISIONS

     1.01 PURPOSE. The Plan, which was adopted by Datascension, Inc's Board on the Effective Date, is intended to attract and retain highly competent, effective and loyal Employees and Non-Employee Directors so as to further the growth and profitable operation of the Company and its Affiliates by encouraging Employees and Non-Employee Directors of the Company and its Affiliates to be rewarded and acquire an ownership interest in the Company through Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards, thus identifying their interests with those of shareholders and encouraging them to make greater efforts on behalf of the Company and its Affiliates to achieve the Company's long-term business plans and objectives.

     1.02 STOCK. The total number of shares of Company Common Stock available for grants and awards under this Plan shall be 405,800;

     1.03 Restricted Stock Award. The Company shall make an award to the Executive as of the Effective Date of 137,400 restricted shares of the Company's common stock. foregoing award of restricted stock shall be evidenced by a restricted stock award agreement, which is attached hereto as Exhibit H and made a part of this Agreement.

                     II. RESTRICTED STOCK AWARDS AND UNITS

       2.01 TERMS OF RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS. The Board shall have the authority to grant Restricted Stock Awards and Restricted Stock Units to such Participants and for such number of shares of Common Stock as it shall designate. Such Awards and Units shall be evidenced by an Agreement that shall specify the terms thereof, including the Restricted Period, the number of shares of Common Stock subject to the Award or Unit, and such other provisions, which may include, among other things, vesting and performance goals, as the Board shall determine.

      2.02 OTHER RESTRICTIONS. The Board shall impose such other restrictions on any shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and shall legend any certificates representing such shares to give appropriate notice of such restrictions.

       2.03 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 2.02, any certificate representing shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit shall bear the following legend:

         The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the
        Datascension Inc.,    Stock Compensation Plan (the "Plan"), rules and
         administrative guidelines adopted pursuant to such Plan and an Agreement dated ___________,____. A copy of the Plan, such rules and such
         Agreement may be obtained from the Secretary of the Company.

     2.04 REMOVAL OF RESTRICTIONS. Except as otherwise provided under the Plan, if the Restricted Period has elapsed or been waived by the Board with respect to all or a portion of the Restricted Shares represented by a certificate, the holder thereof shall be entitled to have the legend required by Section 2.03 removed from such stock certificate with respect to the shares as to which the Restricted Period has elapsed. Any certificate evidencing the remaining shares shall bear the legend required by Section 2.03. The Board shall have the discretion to waive the applicable Restricted Period with respect to all or any part of the Common Stock subject to a Restricted Stock Award or Restricted Stock Unit. The Company shall have the right to retain any certificate representing shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.

       2.05 VOTING AND DIVIDEND RIGHTS. During the Restricted Period, Participants shall be considered record owners of any shares of Common Stock subject to any Restricted Stock Award or Restricted Stock Unit held by them for purposes of determining who is entitled to vote or receive dividends with respect to such shares. If any dividends or distributions are paid in shares of Common Stock during the Restricted Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid.

                    III. ADJUSTMENTS AND CHANGE IN CONTROL

         3.01 ADJUSTMENTS.

                  (a)  If  the Board shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (1) the number and type of shares of Common Stock which thereafter may be made the subject of Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards, (2) the number and type of shares of Common Stock subject to outstanding Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards, and (3) the exercise price with respect to any Option; provided, however, in each case, that with respect to Incentive Stock Options any such adjustment shall be made in accordance with Section 422 of the Code or any successor provision thereto to the extent that such Option is intended to remain an Incentive Stock Option.

                  (b) The foregoing adjustments shall be made by the Board. Any such adjustment shall provide for the elimination of any fractional share that might otherwise become subject to an Option, Restricted Stock Award, Restricted Stock Unit or Performance Award.

         3.02 CHANGE IN CONTROL. Upon the occurrence of a Change in Control, or if the Board determines in its sole discretion that a Change in Control has occurred, then (a) any Option granted hereunder immediately shall become exercisable in full, regardless of any installment provision applicable to such Option; (b) any remaining Restricted Period on any shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit granted hereunder immediately shall lapse; and (c) the performance requirements for a Performance Award granted hereunder shall be deemed to have been satisfied in full.

                               IV. MISCELLANEOUS

         4.01 PARTIAL EXERCISE/FRACTIONAL SHARES. The Board may permit, and shall establish procedures for, the partial exercise of Options granted under the Plan. No fractional shares shall be issued in connection with the exercise or payment of a grant or award under the Plan; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Board, the number of shares shall be rounded down to the nearest whole number of shares, and any fractional shares shall be disregarded.

         4.02 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Board may impose such conditions on a Restricted Stock Award, Restricted Stock Unit, Performance Award or the exercise of an Option (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act (as such rule may be in effect at such time).

         4.03 RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a shareholder with respect to shares covered by an Option, Restricted Stock Award, Restricted Stock Unit or Performance Award until the issuance of such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the shares are issued.

         4.04 NON-ASSIGNABILITY. No Option, Restricted Stock Award, Restricted Stock Unit or Performance Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Incentive Stock Option shall be exercised only by the Participant. No transfer of an Option, Restricted Stock Award, Restricted Stock Unit or Performance Award shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option, Restricted Stock Grant Award, Restricted Stock Unit or Performance Award.

         4.05 SECURITIES LAWS.

                   (a) Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver Common Stock pursuant to the exercise of an Option, or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit or Performance Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell or deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933, the Exchange Act, any other applicable federal laws, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of any stock exchange or stock market on which the Common Stock may be listed or traded, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

                  (b) The Board may impose such restrictions on any shares of Common Stock subject to or underlying an Option, Restricted Stock Award, Restricted Stock Unit or Performance Award as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws,
(ii) under the requirements of any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, or
(iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until the Company has determined that the Company has complied with all requirements under appropriate securities laws.

         4.06 WITHHOLDING AND TAXES. The Company shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option, the lapse of a Restriction Period or the satisfaction of the performance requirements relating to a Performance Award. A Participant may tender previously acquired shares of Common Stock that have been held at least six months to satisfy the withholding obligation in whole or in part, such shares being valued for such purpose at Fair Market Value; provided that the Company shall not withhold from exercise more shares than are necessary to satisfy the established requirements of federal, state and local tax withholding obligations.

         4.07 TERMINATION AND AMENDMENT.

                   (a) The Board may terminate the Plan, or the granting of Options, Restricted Stock Awards, Restricted Stock Units or Performance Awards under the Plan, at any time. No new grants or awards shall be made under the Plan after the tenth anniversary of the Effective Date.

                  (b) The Board may amend or modify the Plan at any time and from time to time.

                  (c) No amendment, modification or termination of the Plan shall adversely affect any Option, Restricted Stock Award, Restricted Stock Unit or Performance Award previously granted under the Plan in any material way without the consent of the Participant holding the Option, Restricted Stock Award, Restricted Stock Unit or Performance Award.

                  (d) An Agreement relating to an Option shall not be amended to change the exercise price of the Option evidenced by such Agreement, other than pursuant to Article VI.

         4.08 EFFECT ON EMPLOYMENT OR SERVICES. Neither the adoption of the Plan nor the granting of any Option, Restricted Stock Award, Restricted Stock Unit or Performance Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Company or an Affiliate.

         4.09 USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.

          4.10 APPROVAL OF PLAN. The Plan has been subject to the approval of the holders of at least a majority of the Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company.

         4.11 GOVERNING LAW. The Plan and all actions taken under the Plan shall be governed and construed in accordance with Nevada law.

         THIS PLAN is hereby adopted as of November 1, 2004 in accordance with the Board resolutions adopted at the annual shareholder meeting.

                                     DATASCENSION, INC.

                                     By:  /s/ Murray N. Conradie
                                        -----------------------------------
                                      Murray N. Conradie, Director

                                     By:  /s/ David S. Kincer
                                        -----------------------------------
                                      David S. Kincer, Director

                                     By:  /s/ Joseph Harmon
                                        -----------------------------------
                                      Joseph Harmon, Director

                                     By:  /s/ Jason F. Griffith
                                        -----------------------------------
                                      Jason F. Griffith, Director

                                   EXHIBIT H


                       RESTRICTED STOCK AWARD AGREEMENT

                            RESTRICTED STOCK AGREEMENT
                               (EMPLOYEE VERSION)

         THIS RESTRICTED STOCK AGREEMENT is made the 1st day of November, 2004, by and between Datascension International, Inc ("Company") and the undersigned ("Grantee"), pursuant to the Datascension International, Inc Stock Compensation Plan ("Plan"). Capitalized terms not defined in this Agreement shall have the meanings respectively ascribed to them in the Plan.

          WHEREAS, the Company desires to encourage the Grantee to make greater efforts on behalf of the Company and its Affiliates to achieve the Company's long-term business plans and objectives and to further identify the interests of Grantee with the interests of the Company's shareholders;

         WHEREAS, the Company desires to grant this restricted stock award to the Grantee pursuant to the Plan, a copy of which is attached hereto;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed between the parties as follows:

          1. GRANT OF RESTRICTED STOCK AWARD. Subject to the terms and conditions hereof, including without limitation the restrictions set forth in
Section 2(a) of this Agreement, the Company hereby grants to the Grantee a total of 137,400 shares of the Company's Common Stock.

         2. RESTRICTIONS ON TRANSFER OF SHARES SUBJECT TO AWARD.

                  (a) The shares under the award shall not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the occurrence of the events set forth in this Section 2, at which time such restrictions shall lapse. Except as set forth below, the restrictions on such shares shall lapse as follows, if the Grantee is still employed with the Company or an Affiliate on such dates:

                                                           Percentage of Award
               Period After Grant Date                              As to Which
Restrictions Lapse
               -----------------------                              -----------
-------------------

                   90 days
50%
                   6 months
75%
                   12 months
100%

Restrictions shall be deemed to lapse at the close of business on such date. Notwithstanding the foregoing, the restrictions set forth above also shall lapse as follows: (1) the restrictions set forth above shall immediately lapse upon the Grantee's death or termination of employment due to Disability or Retirement; (2) the restrictions set forth above shall immediately lapse upon a Change in Control of the Company; (3) the restrictions set forth above shall immediately lapse as to one-half of all outstanding unvested restricted stock subject to this award in the event of a termination of employment by the Company due to an Employment Order, as such term is defined in the Employment Agreement between Datascension, Inc and Grantee dated January 1, 2004 ("Employment Agreement") and whether or not that employment agreement is in effect when employment terminates under this subsection, the remaining one-half of such outstanding unvested restricted stock being forfeited, (4) the restrictions set forth above shall immediately lapse upon the termination of the Grantee by the Company for any reason other than Cause (including Constructive Discharge but excluding termination due to an Employment Order) as such terms are defined in the Employment Agreement, whether or not that employment agreement is in effect when employment terminates under this subsection, or (5) action by the Board to waive the remaining restricted period in its sole discretion. Upon the lapse of such restrictions, the shares under the restricted stock award granted hereunder shall be freely transferable. If the Grantee's employment with the Company or its Affiliates terminates other than under the circumstances described in the next preceding sentence, any portion of the restricted stock award as to which such restrictions have not lapsed at the time of such termination shall be forfeited.

         (b) Until the lapse of all restrictions provided in Section 2(a) on the shares subject to this restricted stock award, any certificate evidencing the shares subject to the award shall carry the following restrictive legend:

                  The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Datascension Inc Stock
                  Compensation Plan (the "Plan"), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated ___________, ___. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of the Company.

The Company shall also have the right to place stop transfer instructions on shares which are subject to the restrictions described in Section 2(a). Grantee shall be entitled to removal of such legend and stop transfer instructions at the time or times provided by, and in accordance with, Section 2.04 of the Plan.

         3. NON-ASSIGNABILITY OF AWARD. The award hereby granted shall not be transferable. No purported assignment or transfer of this award, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right whatsoever. For the avoidance of doubt, the parties acknowledge that this Section 3 applies to the award itself, not to the shares subject to the award, and that the transferability of the shares subject to the award shall be governed by Section 2 of this Agreement.

         4. ADJUSTMENTS. In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting the shares covered by this award, the rights of the Grantee are subject to adjustment as provided in Section 3.01 of the Plan to the extent deemed necessary by the Board.

         5. RIGHTS AS SHAREHOLDER. Subject to the restrictions and risk of forfeiture set forth in Section 2, the Grantee shall have all rights of a shareholder (including voting and dividend rights) with respect to the shares subject to the award commencing on the date on which the shares subject to the award are issued.

         6. WITHHOLDING. The Grantee authorizes the Company to withhold from his or her compensation to satisfy any income and employment tax withholding obligations in connection with the award. If the Grantee is no longer employed by the Company at the time any applicable taxes are due and must be remitted by the Company, the Grantee agrees to pay applicable taxes to the Company, and the Company may delay removal of the restrictive legend until proper payment of such taxes has been made by the Grantee. The Grantee may satisfy such obligations under this Section 6 by any method authorized under Section 4.06 of the Plan.

         7. NOTICES. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the President of the Company at the Company's headquarters. All notices by the Company to the Grantee shall be delivered to the Grantee personally or addressed to the Grantee at the Grantee's last residence address as then contained in the records of the Company or such other address as the Grantee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to the Grantee at the Grantee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

          8. GOVERNING LAW. This Agreement (a) shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to conflict of laws, and (b) is not valid unless it has been manually signed by the Grantee and the Company.

         9. PROVISIONS OF PLAN CONTROLLING. The provisions hereof are subject to the terms and provisions of the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


GRANTEE                               DATASCENSION, INC


By: /s/ David S. Kincer                By: /s/ Murray N. Conradie
-----------------------------------   -----------------------------------
Executive                             Murray N. Conradie, Director

                                      By: /s/ Joseph Harmon
                                      -----------------------------------
                                      Joseph Harmon, Director

                                      By: /s/ Jason F. Griffith
                                      -----------------------------------
                                      Jason F. Griffith, Director

                                 Page 1 of 63